As filed with the U.S. Securities and Exchange Commission on July 20, 2026.

Registration No. 333-296584

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8000	36-4838886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1705 - 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

+(60) 192230099

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City,

NV 89701, USA

Tel: 888-528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR Tel: +852.3923.1111	John P. Yung, Esq. Daniel B. Eng, Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Telephone No.: (415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 20, 2026

AGAPE ATP CORPORATION

[*] Units consisting of One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

We are offering up to [*] units (the “Units”), each consisting of one share of our common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock, in a firm commitment underwritten public offering at an assumed offering price of $[*] per Unit, for gross proceeds of approximately $[*]. Each warrant will have an exercise price of $[*] per share of common stock (equal to 125% of the public offering price of each unit sold in this offering), will be exercisable immediately, and will expire five years from the date of issuance. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the warrants comprising the Units must be purchased together in this offering as Units and are immediately separable and will be issued separately in this offering.

We are also registering the shares of common stock issuable from time to time upon exercise of the warrants included in the Units offered hereby. This prospectus also covers the shares of common stock issuable upon exercise of the Representative’s Warrant.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATPC”. On June 3, 2026, the closing price for our common stock, as reported on Nasdaq, was $4.25 per share.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section “Risk Factors” beginning on page 11 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 13, 2026, our Quarterly Report on Form 10-Q for the quarter period ended March 31, 2026 filed on May 15, 2026 and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price
Underwriting discounts and commissions(1)
Proceeds to the Company before offering expenses(2)

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the representative of the underwriters in this offering and to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation, including information on underwriting discounts and offering expenses.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of (i) the warrants included in the Units offered hereby, and (ii) warrants being issued to the representative of the underwriters in this offering.

We will deliver the shares of common stock being issued to the purchasers of Units electronically upon closing and receipt of investor funds for the purchase of the Units offered pursuant to this prospectus. The underwriters expect to deliver the shares of common stock against payment to the investors in this offering on or about                   , 2026.

Network 1 Financial Securities Inc.

The date of this prospectus is ______________, 2026.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Underwriter has not, authorized anyone to provide you with information that is different from that contained in such prospectuses.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus and incorporated by reference herein, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies or other externally obtained data.

For investors outside of the United States: neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, all references in this prospectus to:

●	“Agape” refer to Agape ATP Corporation;

●	“ASL” are to Agape Superior Living Sdn Bhd, a Malaysia company and a 99.99% owned subsidiary of Agape ATP;

●	“China,” “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“dollar,” “USD,” “US$,” or “$” are to U.S. dollars;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“RM” and “Ringgit” are to the legal currency of Malaysia;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“we,” “us,” “Company,” “Agape”, “Agape ATP” and “our” are to Agape ATP Corporation, the Nevada holding company, and its subsidiaries, and its consolidated affiliated entities; and

●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China.

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MARKET AND INDUSTRY DATA

This prospectus includes industry and market data that we have obtained from industry publications, third-party studies and surveys, filings of public companies in their respective industries and related industry and internal company surveys. These sources include government and industry sources, which generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Concerning Forward-Looking Statements.”

TRADEMARKS

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus may also contain trade names, trademarks and service marks belonging to other companies that are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ™ and ® symbols, but such references, or their failure to appear, should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable licensors with respect thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions or negative of these terms may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies, prospects, plans, expectations or objectives of management for our future operations;

●	our ability to protect our intellectual property rights;

●	our anticipated operations, financial position, ability to raise capital to fund our operations, revenues, costs or expenses; and

●	the statements regarding our future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing.

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement if any, completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Our Company

Agape ATP Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 1, 2016. Our mailing address and the telephone number of our principal executive office is 1705 - 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia 58100, +(60) 192230099.

Agape ATP Corporation operates through its subsidiaries, namely, Agape ATP Corporation (“AATP LB”), a company incorporated in Labuan, Malaysia, and Agape Superior Living Sdn. Bhd. (“ASL”), a company incorporated in Malaysia.

AATP LB, incorporated in Labuan, Malaysia, is an investment holding company with 100% equity interest in Agape ATP International Holding Limited (“AATP HK”), a company incorporated in Hong Kong.

On May 8, 2020, the Company entered into a Share Exchange Agreement with Mr. How Kok Choong, CEO and director of the Company to acquire 9,590,596 ordinary shares, no par value, equivalent to approximately 99.99% of the equity interest in Agape Superior Living Sdn. Bhd., a network marketing entity incorporated in Malaysia.

ASL is a limited company incorporated on August 8, 2003, under the laws of Malaysia.

On September 11, 2020, the Company incorporated Wellness ATP International Holdings Sdn. Bhd. (“WATP”), a wholly owned subsidiary under the laws of Malaysia, to pursue the business of promoting wellness and wellbeing lifestyle of the community by providing services that includes online editorials, programs, events and campaigns on how to achieve positive wellness and lifestyle. On July 4, 2024, the entity changed its name to Cedar ATPC Sdn. Bhd. (“CEDAR”).

On November 11, 2021, AATP LB formed an entity, DSY Wellness International Sdn. Bhd. (“DSY Wellness”) with an independent third party which AATP LB owns 60% of the equity interest, to pursue the business of providing complementary health therapies.

On November 25, 2024, CEDAR increased its number of ordinary shares to 1,000,000 shares at RM 0.01 per share.

The Company and its subsidiaries are principally engaged in the Health and Wellness Industry. The principal activity of the Company is to supply high-quality health and wellness products, including supplements to assist in cell metabolism, detoxification, blood circulation, anti-aging and products designed to improve the overall health system of the human body and various wellness programs.

The Company is positioning itself for sustainable growth by diversifying its operations into the domain of renewable energy. This initiative is founded upon our commitment to environmental responsibility, long-term value creation, and proactive adaptation to global energy trends. On January 3, 2024, the Company formed an equity method investment entity, OIE ATPC Holdings (M) Sdn. Bhd. with Oriental Industries Enterprise (M) Sdn. Bhd. (“OIE”), which the Company and OIE each own 50% of the equity interest. On March 14, 2024, the Company acquired 50% of OIE ATPC Holdings (M) Sdn. Bhd. equity interest from OIE, subsequently the entity becomes a wholly owned subsidiary of the Company. On June 7, 2024, the entity changed its name to ATPC Green Energy Sdn. Bhd (“AGE”).

On September 19, 2024, AGE increased its number of ordinary shares to 1,000,000 shares at RM 0.01 per share.

On January 8, 2024, AGE formed a wholly own entity, OIE ATPC Exim (M) Sdn. Bhd (“ATPC Exim”). However, the Company had decided not to proceed with the continued development of ATPC Exim. There is no impact to the Group’s operation.

On December 25, 2024, the  Company incorporated ATPC Technology Private Limited (“ATPC Tech”) in China, a wholly owned subsidiary in AATP HK to collaborate with local IT expertise to develop comprehensive digital wellness platform that integrates e-commerce, online consultations, chronic disease management, and robust supply chain services catering to ASEAN market.

On January 30, 2026, the Company obtained approval from stockholders in an annual meeting to amend to the Company’s Articles of Incorporation to effect one or more reverse stock splits of the company’s issued and outstanding Common Stock at any time before the next annual meeting of stockholders of the Company, in aggregate, of up to one-for-five thousand (1:5000), with the timing of any reverse split to be determined by the board in its discretion. On February 9, 2026, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect a 1-for-50 reverse stock split of the Company’s Common Stock, which began trading on a post-split adjusted basis on the Nasdaq Capital Market when the market opened on February 10, 2026. Stockholders who held a number of pre-reverse stock split shares of the Company’s Common Stock not evenly divisible by 50 were entitled the number of shares rounded up to the nearest whole share. The Company issued share of the post-Reverse Stock Split Common Stock to any stockholder who would received a fractional share as a result of the Reverse Stock Split. The authorized number of shares of Common Stock was not affected by the Reverse Stock Split. All Company Common Stock share number references herein give effect to the 1-for-50 reverse stock split.

As of March 31, 2026, the Company had current assets of $24,654,430 which comprised $24,123,725, paid to Bicheng Investment Management (Beijing) Co., Ltd. (“Bicheng”) as deposit, to identify and manage investment opportunities on behalf of the Company. Pursuant to the investment management agreement between the Company and Bicheng dated March 11, 2025 (the “Bicheng Agreement”), the deposit (the “Deposit”) was entrusted to Bicheng to identify target companies for investment and to hold equity interests in such target companies on the Company’s behalf. Bicheng only subscribes for equity interests in such target companies upon the Company’s instructions, and as of the date of this Prospectus, no target company has been confirmed by the Company and no investment has been made. Pursuant to the Bicheng Agreement, investment management fees are paid to Bicheng upon signing of an investment agreement to be entered into between Bicheng and a target company. As of the date of this Prospectus, the Company has not confirmed any investment target with Bicheng, and no investment management fees have been paid to BiCheng. Bicheng has confirmed to the Company that the Deposit is to be refundable upon mutual agreement between the Company and Bicheng. The management considers that the Deposit is not subject to any impairment as of the date of this Prospectus.

The salient terms of the Bicheng Agreement are as follows:

-	Investment Entrustment. The Company entrusts RMB166,752,302 to Bicheng to identify target companies for investment and to hold equity interests in such target companies on the Company’s behalf. Bicheng shall, in accordance with the Company’s entrustment and instructions, subscribe for the new registered capital of the target company in its own name, sign documents and be listed as a shareholder in the target company’s business registration.

-	Rights and Obligations of the Company. The Company as the actual investor shall enjoy the actual rights of a shareholder. The Company shall provide the investment funds and bear all costs and expenses incurred by Bicheng as result of acting in accordance with the Company’s instructions. Company shall compensate Bicheng for any losses or liabilities incurred as a result of acting in strict accordance with the Company’s instructions.

-	Rights and Obligations of Bicheng. Bicheng shall not hold any rights or interests in the equity of the investment target, and shall within 5 business days of receiving any property-related income related to the equity interests in the investment company, pay the entirety of such income to the Company. Bicheng shall act in accordance with the Company’s instructions.

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-	Investment Management Fees. The Company shall pay Bicheng 10% of the investment amount specified in the investment agreement with investment target and 20% of dividend payments from the equity interest of the investment target as investment management fee. The 10% portion shall be paid within 10 business days after signing of an investment agreement, and the 20% portion of the dividend payments shall be deducted directly when Bicheng receives the dividend payments from the investment company.

-	Term of Investment Mandate. The term during which the Company entrusts Bicheng to make the investment shall be from the date of execution of the agreement until when Bicheng in accordance with the Company’s instructions, transfers all equity interest in the investment target to the Company or its designated party and completes corresponding commercial registration procedures.

-	Representation and Warranties. Parties represents and warrants that (1) it is an entity with independent legal capacity and capacity to act, possess the legal right or authority to enter into, execute and perform the agreement, and (2) there are no matters that could have material adverse effect on its ability to comply or perform its obligations under the agreement.

-	Confidentiality Obligations. The parties agree that each party shall maintain confidentiality of the agreement, any information related to the negotiation, execution, or performance of the agreement, and any information regarding the other party that comes to its knowledge during the negotiation, execution or performance of the agreement.

The accompanying consolidated financial statements reflect the activities of the Company, AATP LB, AATP HK, CEDAR, ASL, DSY Wellness, AGE, ATPC Exim, ATPC Tech and its variable interest entity (“VIE”), Agape S.E.A. Sdn. Bhd. (“SEA”) (See Note 4).

Details of the Company’s subsidiaries:

	Subsidiary company name	Place and date of incorporation	Particulars of issued capital	Principal activities	Proportional of ownership interest and voting power held

1.	Agape ATP Corporation	Labuan, March 6, 2017	100 shares of ordinary share of US$1 each	Investment holding	100%

2.	Agape ATP International Holding Limited	Hong Kong, June 1, 2017	1,000,000 shares of ordinary share of HK$1 each	Wholesaling of health and wellness products; and health solution advisory services	100%

3.	Agape Superior Living Sdn. Bhd.	Malaysia, August 8, 2003	9,590,599 shares of ordinary share of RM1 each	Health and wellness products and health solution advisory services via network marketing	99.99%

4.	Agape S.E.A. Sdn. Bhd.	Malaysia, March 4, 2004	2 shares of ordinary share of RM1 each	VIE of Agape Superior Living Sdn. Bhd.	VIE

5.	Cedar ATPC Sdn. Bhd. (formerly known as Wellness ATP International Holdings Sdn. Bhd.)	Malaysia, September 11, 2020	100 shares of ordinary share of RM1 each	The promotion of wellness and wellbeing lifestyle of the community by providing services that includes online editorials, programs, events and campaigns	100%

6.	DSY Wellness International Sdn Bhd.	Malaysia, November 11, 2021	1,000 shares of ordinary share of RM1 each	Provision of complementary health therapies	60%

7.	ATPC Green Energy Sdn. Bhd. (Formerly known as OIE ATPC Holdings (M) Sdn. Bhd.)	Malaysia, January 3, 2024	1,000,000 shares of ordinary share of RM0.01 each	Renewable energy	100%

8.	OIE ATPC Exim (M) Sdn. Bhd.	Malaysia, January 8, 2024	1,000 shares of ordinary share of RM1 each	Renewable energy	100%

9.	ATPC Technology Private Limited	China, December 25, 2024	50,000 shares of ordinary share of CNY1 each	Digital wellness platform	100%

Business Overview

The Company is a provider of health and wellness products and advisory services in the Malaysian market. The Company pursue the mission of helping people to create health and wealth by providing a financially rewarding business opportunity to distributors and quality products to distributors and customers who seek a healthy lifestyle. The Company believe the quality of the products coupled with the effectiveness of the distribution network have been the primary reasons for the success and will allow the Company to pursue future business expansion. In order to further the supply chain, on May 8, 2020, the Company acquired 99.99% of Agape Superior Living Sdn Bhd, with the goal of securing an established network marketing sales channel that has been in existence in Malaysia for the past 15 years. On September 11, 2020, the Company incorporated Wellness ATP International Holdings Sdn. Bhd., a wholly owned subsidiary in Malaysia, with the aim to pursue the business of promoting wellness and wellbeing lifestyle of the community through the provision of services including online editorials, programs, events and campaigns on how to achieve positive wellness and lifestyle.

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ASL currently offer two series of products: ATP Zeta Health Program and E.A.T.S. The ATP Zeta Health Program is a health program designed to assist in the elimination of various diseases caused by environmental pollutants, unhealthy dietary intake and unhealthy lifestyles. The program aims to promote improved health and longevity through a combination of modern health supplements, proper nutrition and advice from skilled dieticians. The Easy and Tasty Series (“E.A.T.S”) is crafted to bring nutritious lifestyle in convenient approach to maintain healthy living.

The establishment of DSY Wellness is a further expansion of our business into the health and wellness industry. Mr. Steve Yap readily owns 33 proprietary formulas for treating non-communicable disease which he has agreed to bring into the company for joint commercialization. Mr. Steve Yap also has existing clients receiving traditional complimentary medicine or “TCM” in Indonesia and China.

The Company deems creating public awareness on wellness and wellbeing lifestyle as essential to enhance the provision of its health solution advisory services; and therefore, incorporated CEDAR. Upon its establishment, CEDAR started collaborating with ASL to carry out various wellness programs.

AGE delivers innovative solutions for sustainability, energy savings and promoting environmental stewardship to achieves energy efficiency and carbon neutrality for a healthier environment.

ATPC Technology Private Limited (“ATPC Tech”) intends to collaborate with local IT expertise to develop comprehensive digital wellness platform that integrates e-commerce, online consultations, chronic disease management, and robust supply chain services catering to ASEAN market.

For the green energy segment, we are committed to offer advanced solar power and energy efficiency solutions. Serving commercial, industrial, and governmental clients, we deliver a comprehensive suite of services ranging from solar energy generation and storage to energy management systems and sustainability consulting. We integrates cutting-edge technologies with deep knowledge of sustainability to deliver impactful solutions, reduce energy consumption and optimize performance.

Our Products

We offer two series of products: (i) ATP Zeta Health Program and (ii) E.A.T.S. in ASL.

The ATP Zeta Health Program is a health program designed to promote health and general wellbeing, as well as to prevent diseases caused by polluted environments, unhealthy dietary intake and unhealthy lifestyles. At its core, the ATP Zeta Super Health Program is focused upon biological energy, Adenosine Triphosphate (ATP), at the cellular level. The stimulation of ATP production at the cellular level can increase an individual’s metabolic rate in order to promote and maintain normal and healthy functioning of the body’s systems. Our program emphasizes nutrient absorption through the membrane ion channel in order to provide complete and balanced nutrients to improve cellular health. Thus, ATP Zeta Super Health Program provides ionized and high zeta potential (high bioavailability) nutrients to enhance the absorption at the cellular level.

The E.A.T.S is crafted to bring nutritious lifestyle in convenient approach to maintain healthy living.

DSY Wellness provides complementary health therapies based on the health screening test report to prescribe the products and therapies.

AGE provides products, technical knowledge and solutions for sustainability, energy savings and promoting environmental stewardship.

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Our Business Model

Network Marketing

We believe that the direct-selling channel is ideally suited to marketing our products, because sales of health solution and personal care products are strengthened by ongoing personal contact between retail consumers and distributors. This personal contact may enhance consumers’ nutritional and health education and motivate consumers to begin and maintain wellness and weight management programs. In addition, by using our products themselves, distributors can provide first-hand testimonials of product effectiveness, which can serve as a powerful sales tool.

We are focused on building and maintaining our distributor network by offering financially rewarding and flexible career opportunities through the sale of quality, innovative products to health-conscious consumers. We believe the income opportunity provided by our bonus program appeals to a broad cross-section of our members, particularly those seeking to supplement family income, start a home business or pursue entrepreneurial, full and part-time, employment opportunities. Our distributors, who are all independent third parties, profit from selling our products and also earning bonuses through performance of their network group, the establishment of their own network group and the performance of distributors recruited under their own network group. Top performing distributors with their own physical stores may also become stockists of the company, whereby they may maintain a certain amount of the Company’s inventory in their store premises, with the requirement that all product sales are monitored through our centralized stock tracking system and accounted back to us. The stockists have the option of returning or exchanging any unsold inventory consigned to them.

We enable distributors to maximize their potential by providing a broad array of motivational, educational and support services. We motivate our distributors through our performance-based compensation plan, product-training seminars, workshops and participation in routine promotional activities.

We are committed to providing professionally designed educational training materials that our distributors can use to enhance recruitment and to maximize their sales. We conduct several training sessions per year to motivate our distributors. These training events teach our distributors not only how to develop invaluable business-building and leadership skills, but also how to differentiate our products with their consumers, including information sessions presented by in-house nutritional consultants.

Our corporate-sponsored training events provide a forum for distributors, who otherwise operate independently, to share ideas with us and each other. In addition, we are also developing an e-marketing and e-trading platform allowing for marketing and trading of products to members, as well as online recruitment of new members and to provide direct sales to customers.

We are committed to providing our distributors with quality products to help them increase sales and recruit additional distributors. We leverage our team of in-house nutritional consultants with rich experience gained in the area of nutrition, in collaborating with our customers and clients to understand the health and wellness market via a process of consultative review. This review team is headed by the Head of Product Development. We then communicate our findings and proposals to third-party suppliers to improve formulations, to bring about new products for distributors and members who are ready to market to end-users.

Wellness and Preventive Health Management

We operate preventive health segment primarily through its subsidiary, DSY Wellness International Sdn. Bhd. (“DSY Wellness”), a provider of complementary and nutritional medicine services based in Malaysia. The subsidiary focuses on the management of metabolic syndrome, non-communicable diseases (NCDs), and other chronic health conditions through a personalized healthcare delivery framework. Revenue is generated through clinical health consultations, diagnostic monitoring, and personalized wellness mapping, which are integrated with the sale of structured health modules and targeted nutritional products to both individual and corporate clients.

DSY Wellness operates in compliance with Malaysia’s regulatory framework established under the Traditional and Complementary Medicine Act 2016. Within our overall operational structure, DSY Wellness functions as a clinical services component, supplementing our distribution networks by providing structured, clinically supervised nutritional and lifestyle interventions for clients requiring individualized health management plans.

Green Energy

For the green energy segment, we are committed to offer advanced solar power and energy efficiency solutions. Serving commercial, industrial, and governmental clients, we deliver a comprehensive suite of services ranging from solar energy generation and storage to energy management systems and sustainability consulting. We integrate cutting-edge technologies with deep knowledge of sustainability to deliver impactful solutions, reduce energy consumption and optimize performance.

Our Customers

General

We provide health and wellness products and advisory services to health-conscious customers in the Malaysian market. Such customers are able to enjoy membership discounts across all our products by becoming a member.

Our distributors enjoy further discounts on all of our products. Besides our three sales branches located in Kuala Lumpur, Johor Bahru and Ipoh, our products are all distributed to customers and members by our distributor’s networks, which are comprised of three stockists who are also independent distributors, whose store premises are located in two other locations in Malaysia.

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We believe that our products are particularly well-suited for direct distribution because the sale of health and nutrition products are strengthened by ongoing personal contact between retail customers and distributors. We believe our continued commitment to source quality science-based products will enhance our ability to attract new customer, as well as increase the productivity and retention of our distributors.

For the green energy segment, we collaborate with technology partners, government bodies, and environmental organizations to provides solar power and energy efficiency solutions to commercial businesses and industrial users. Their alliances with global sustainability advocates and regulators ensure the solutions comply with international standards, advancing both client business goals and environmental objectives.

Structure of the membership program

Our customers are able to become lifetime members by paying a one-time membership fee with the purchase of specific products. Doing so allows the customer to enjoy membership discounts on all our products.

Members who accumulate a predetermined number of purchases are automatically promoted to become a distributor of the Company. Other than helping distributors achieve physical health and wellness through the use of our products, we offer our distributors, who are independent third parties, bonuses based on various performance factors. Distributors are required to maintain a predetermined number of purchases per year in order to maintain their distributor status.

Top performing distributors with their own physical stores may also become stockists of the Company, whereby they may maintain a certain amount of the Company’s inventory in their store premises. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The stockists shall have the option to either return or exchange the Company’s inventory consigned to them that are unsold.

The following table sets forth the number of members and distributors at the date indicated:

	Number of Stockist	Number of Distributors	Number of Members	Total Number of Distributors and Members
As at December 31, 2025	1	56,465	72,201	128,666

Distributors’ and members’ earnings

Distributors and members earn profits from the sales of our products to customers. Distributors enjoy additional discounts compared to members, allowing them to earn higher direct profits through the differences in pricing when selling products they bought at distributors’ prices which are more favorable than member’s prices to customers.

Members are encouraged to build their respective network group. Members are promoted to distributors if they manage to recruit the requisite number of members; and the network group is able to achieve set sales targets. Other than preferential distributor pricing for the purchase of the Company’s products, distributors enjoy bonuses from the collective performance of their network group. There are several levels of distributors depending on the size and the collective sales performance of their respective network group. Each level affords bonus benefits in a different form in ascending order. A higher-level distributor will be compensated with higher returns in the form of bonus entitlements. As of the date of this Prospectus, our top 5 distributors accounted for 58.9% of the Company’s total bonus payout.

Distributors and members motivation and training

We believe that motivation, inspiration and training are key elements in the success of sales via network group marketing. Together with our distributors and members, we have established a consistent schedule of gatherings to support those needs. We conduct several training sessions per year to educate and motivate our distributors and members. The training sessions are typically presented by in-house staff with suitable background in nutrition, in order to provide key nutrition information about our products, as well as providing workshops to promote presentation skills to attending participants.

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Our Suppliers

All of our products are acquired from related parties and unrelated third parties located in Malaysia, and rebranded by us. Due to the high costs associated with research and development of nutrition and health products, we do not maintain any facilities to produce our products. We have no expenditures or expenses relating to research and development of our product.

Quality Control

At present, our products are predominately sold in Malaysia. As the contents and combination of the main ingredients in our ATP Zeta Health Program and E.A.T.S series are categorized as health food rather than medicines or drugs, all of our products require authorization from the Food Safety and Quality Division of the Ministry of Health, Malaysia according to the Food Act 1983 (ACT 281) & Regulations in order to be sold in the country. Accordingly, we have obtained the appropriate authorizations from the Food Safety and Quality Division of the Ministry of Health, Malaysia for all products in our ATP Zeta Health Program and E.A.T.S series.

Inventory

The Company operates a central warehouse at its head office in Kuala Lumpur, Malaysia, which typically maintains an inventory reserve of up to 6 months per product. Inventory is transferred to the Company’s sales branches via ordering through the Company’s centralized stock tracking system. Stockists of the Company are required to have physical stores, and enjoys the benefit of being able to store certain amount of inventory in their stores for convenience. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The stockists shall have the option to either return or exchange the Company’s inventory consigned to them that are unsold.

Seasonality

The Company’s business is generally not subject to any seasonality factors.

Warranty

Our products include a customer satisfaction guarantee. Under this guarantee, within 90 days of purchase, any customer who is not satisfied with our product for any reason may return it or any unused portion of it to the distributor from whom it was purchased for a full refund from the Company or credit toward the purchase of another product.

Historically, product returns have not been significant.

E-commerce system

In order to facilitate our continued growth and to support distributor activities, we continually invest and upgrade our platforms. In 2019, we invested in an initiative to establish e-commerce through the setup of e-trading of our products on an existing Malaysian e-commerce trading platform. Our e-trading initiative will be actively promoted for online recruitment of new members by existing distributors and to provide direct sales to customers. Once the E-trading platform has provided tangible results in the Malaysia market, we intend to expand the platform to other geographic markets in order to duplicate its success.

Intellectual Property

We consider trademarks, patents and copyrights to protect our intellectual property rights critical to our success. We are the registered owner of five registered trademarks in Malaysia. We are also the registered owner of domain named “agapeatpgroup.com” and “atpc.com.my.

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Employees

As at December 31, 2025, we had 18 employees (excluding our Directors). The following table sets forth the number of employees by function:

Function	Number of employees

Senior Management	5
Business Development Department	2
Finance Department	3
Human Resources Department	2
Operations Department	5
Technology Infrastructure Department	1
Total	18

Insurance

The Employees’ Social Security Act, 1969, Malaysia mandates employers and employees to make a monthly contribution to the Social Security Organisation, Malaysia, (“SOCSO”) for any employee who is employed for wages paid under a contract of service or apprenticeship with an employer for the purpose of providing social security protection to employees and their dependents against occupational injuries, including industrial accident, accident during emergency at the employers’ premises, occupational diseases and commuting accidents. Depending on the monthly wages earned by the employee, employers shall cause to be deducted from the respective employee’s wages, amounts that ranges between RM0.10 to RM29.75 for monthly wages between RM30 to RM6,000. The employers’ contribution corresponds to the said rates are between RM0.4 to RM104.15. Rates applicable to both the employee and employer are fixed at the maximum rate of RM29.75 and RM104.15 respectively. Employees who have attained 60 years of age are not required to contribute to the scheme. The employer’s responsibility towards this group shall be at a reduced rate which ranges between MYR0.30 to RM74.40 for the said wage band.

Other than SOCSO, effective January 1, 2018, employees and employers in the private sector are mandated to contribute to an employment insurance system, (“EIS”) under the Employment Insurance System Act, 2017. Both the employee and employer shall contribute at an equal rate at 0.2% of the employee’s wages under the scheme, subject to a maximum monthly wage rate of RM6,000. No further contribution to the scheme is required from the employee or the employer for employees who have attained 60 years of age; and employees aged 57 and above who have no prior contributions are exempted.

We do not have any third-party liability insurance to cover claims in respect of personal injury or property or environmental damage arising from accidents on our property or relating to our operations. Such insurance is not mandatory according to the laws and regulations of Malaysia. We typically do not require our distributors to purchase insurance regarding their operations. We believe this practice is consistent with customary industry standards.

Regulations

At present, our products are predominately sold in Malaysia. As the contents and combination of the main ingredients in our ATP Zeta Health Program and E.A.T.S. series are categorized as health food rather than medicines or drugs, all of our products require authorization from the Food Safety and Quality Division of the Ministry of Health, Malaysia according to the Food Act 1983 (ACT 281) & Regulations in order to be sold in the country. Accordingly, we have obtained the appropriate authorizations from the Food Safety and Quality Division of the Ministry of Health, Malaysia for all products in our ATP Zeta Health Program and E.A.T.S series.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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The Offering

Issuer	AGAPE ATP CORPORATION

Units offered	Up to [*] units on a firm commitment basis at an assumed public offering price of $[*] per unit. Each unit consists of one share of common and one warrant to purchase one share of common stock. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units must be purchased together in this offering as Units and are immediately separable upon issuance and will be issued separately in this offering.

Description of warrants

The warrants will be immediately exercisable on the date of issuance and expire on the five-year anniversary of the date of issuance at an initial exercise price per share equal to $[*] (equal to 125% of the public offering price of each unit sold in this offering). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities” in this prospectus.

Assumed public offering price per unit	$[*]

Common stock outstanding prior to this offering	1,000,626 shares of common stock as of July 20, 2026

Common stock outstanding immediately after this offering	[*] shares of common stock

Representative’s Warrant

Upon the closing of this offering, we have agreed to issue to the Representative (or its permitted assignees) a warrant to purchase a number of our shares of common stock equal to an aggregate of up to 10% of the number of shares of common stock that are part of the Units sold in this offering (the “Representative’s Warrant”). The Representative’s Warrant will have an exercise price equal to 125% of the public offering price of the Units sold in this offering and may be exercised on a cashless basis. The Representative’s Warrant is exercisable after the date of issuance, and will expire five years after the commencement of sales of this offering. This prospectus also covers the shares of common stock issuable upon exercise of the Representative’s Warrant.

Use of proceeds:	We plan to use the net proceeds of this offering as follows:

●	approximately 15% for strengthening sales and marketing of our products, services and branding;

●	approximately 40% for research and development (“R&D”) and technological development;

●	approximately 20% for expanding operations into ASEAN and US markets;

●	approximately 20% for future vertical and horizontal integrations, including strategic collaborations, mergers & acquisitions of health care service providers in order to expand the Company’s service range and to access clientele for opportunities of cross-selling. As of the date of this Prospectus, we have not entered into any definitive agreements with any potential targets; and

●	the remainder for working capital and general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 13.

Standstill	We have agreed, for a period of 180 days after the closing of this offering, that neither our Company nor any of our subsidiaries will issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any common stock or common stock equivalents or file any registration statement, or amendment or supplement thereto, with the SEC. See “Underwriting” for more information.

Nasdaq Capital Market Symbol:	Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “ATPC.”

Concentration of Ownership

Prior to this offering, our executive officers and directors beneficially own, in the aggregate, approximately 2% of the outstanding shares of our common stock, which will become approximately 0% upon completion of this offering assuming the sale of all the shares offered in this prospectus, no exercise of the Representative’s Warrants.

Risk factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 11 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to This Offering and our Common Stock

If we fail to meet applicable listing requirements, Nasdaq may delist our Shares of Common Stock from trading, in which case the liquidity and market price of our ordinary shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq.

The Company received a letter (the “Notification Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) on January 27, 2026, notifying the Company that, based upon the closing bid price of the Company’s ordinary shares for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”), which matter serves as a basis for delisting the Company’s securities from Nasdaq. On February 2, 2026, the Company received an additional Notification Letter notifying the Company that the Staff has determined to delist the Company’s securities. The Staff’s determination was based on that as of January 30, 2026, the Company’s securities had a closing bid of $0.10 or less for the last ten consecutive trading days, and accordingly, is subject to the provisions under Listing Rule 5810(c)(3)(A)(iii), the “Low Priced Stocks” Rule.

On March 10, 2026, the Company received a letter from the Hearings Advisor of Nasdaq, noting that the Nasdaq Listing Qualifications staff have advised the Hearings Department that the Company has regained compliance with the bid price requirement in Listing Rule 5550(a)(2) and that the Company is therefore in compliance with the Nasdaq Capital Market’s listing requirements. Consequently, the hearing before the Hearings Panel scheduled to take place on March 17, 2026 had been cancelled. The Company’s Common stock will continue to be listed and traded on The Nasdaq Stock Market.

Although we have since regained compliance, there can be no assurance we will continue to meet the minimum bid price requirements or any other requirements in the future, in which case our ordinary shares could be delisted.

In the event that our Shares of Common Stock are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our ordinary shares could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for our ordinary shares and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. In addition, our ability to raise additional capital may be severely impacted, which may negatively affect our plans and the results of our operations.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share paid to the selling stockholders.

We may require additional capital in the future in order to develop our business operations. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Future sales of substantial amounts of the shares of common stock by existing stockholders could adversely affect the price of our common stock.

If we or our existing stockholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that we or our stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

The market price of our common stock may be subject to fluctuation and you could lose all or part of your investment.

The market price of our common stock on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

11

We have incurred net losses for the three months ended March 31, 2026 and 2025 and years ended December 31, 2025 and 2024, and may not be able to achieve profitability.

The Company incurred a net loss of $340,906 and $712,919, and net cash used in operating activities of $394,770 and $1,453,874 for the three months ended March 31, 2026 and 2025. As of March 31, 2026 and December 31, 2025, the Company had accumulated a deficit of $12,125,455 and $11,797,836.

For the years ended December 31, 2025 and 2024, the Company reported net losses of $2,307,607 and $2,486,044 respectively. In addition, the Company had accumulated deficit of $11,797,836 and $9,518,045 as of December 31, 2025 and 2024, respectively.

As of March 31, 2026, the Company had current assets of $24,654,430, which comprised $24,123,725 paid to Bicheng Investment Management (Beijing) Co., Ltd. (“Bicheng”) as deposit, to identify and manage investment opportunities on behalf of the Company. Pursuant to the investment management agreement between the Company and Bicheng dated March 11, 2025 (the “Bicheng Agreement”), the deposit (the “Deposit”) was entrusted to Bicheng to identify target companies for investment and to hold equity interests in such target companies on the Company’s behalf. Bicheng only subscribes for equity interests in such target companies upon the Company’s instructions, and as of the date of this Prospectus, no target company has been confirmed by the Company and no investment has been made. Pursuant to the Bicheng Agreement, investment management fees are paid to Bicheng upon signing of an investment agreement to be entered into between Bicheng and a target company. As of the date of this Prospectus, the Company has not confirmed any investment target with Bicheng, and no investment management fees have been paid to BiCheng. Bicheng has confirmed to the Company that the Deposit is to be refundable upon mutual agreement between the Company and Bicheng. The management considers that the Deposit is not subject to any impairment as of the date of this Prospectus.

These conditions raised substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to increase its revenue while controlling operating cost and expense to generate positive operating cash flow and obtain financing from outside sources and invest in new opportunities to generate financial return to the Company.

The Company believes these actions will improve the Company’s financial position, However, there can be no assurance that these plans and arrangements can be successfully executed and the outcome of these plans are uncertain.

Any failure to increase our revenue, manage the increase in our operating expenses, continue to raise capital, manage our liquidity or otherwise manage the effects of net liabilities, net losses and net cash outflows, could prevent us from continuing as a going concern or achieving or maintaining profitability.

Statutory requirements on currency conversion may limit foreign exchange transactions, including any refund of the Deposit in connection with the Bicheng Agreement.

As of March 31, 2026, the Company had current assets of $24,654,430, which comprised $24,123,725 paid to Bicheng as deposit, to identify and manage investment opportunities on behalf of the Company. Pursuant to the Bicheng Agreement, the Deposit was entrusted to Bicheng to identify target companies for investment and to hold equity interests in such target companies on the Company’s behalf. As of the date of this Prospectus, the Company has not confirmed any investment target with Bicheng, and no investment management fees have been paid to Bicheng.

Bicheng has confirmed to the Company that the Deposit is to be refundable upon mutual agreement between the Company and Bicheng. However, due to the PRC government imposing statutory requirements on the convertibility of the Renminbi into foreign currencies, including conversion limits, and, the remittance of currency out of China, in the event that we do not wish to pursue any investment opportunities through Bicheng and have reached an agreement with Bicheng to process a refund, we may have difficulty retrieving all or part of our Deposit as refund from Bicheng. Additionally, the PRC government may enact stricter regulatory measures to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining all or part of our Deposit as refund, and we do not wish to proceed with any investment opportunities with Bicheng, the loss of part or whole of the deposit would impose a substantial cost upon us, or adversely affect our business operations and cause the value of our securities to significantly decline or become worthless.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[*] million, or approximately $[*] million, after deducting underwriting discounts and the estimated offering expenses payable by us and excluding the exercise of any warrants.

We plan to use the net proceeds of this offering as follows:

●	approximately 15% for strengthening sales and marketing of our products, services and branding, including further development and promotion of our e-trading platform;

●	approximately 40% for research and development (“R&D”) and technological development, including further research on enhancements of components in our current product and service offerings and the construction of a e-trading platform;

●	approximately 20% for expanding operations into ASEAN and US markets, including expansion of our market share in Indonesia, Singapore and Thailand, collaborations with US companies in terms of product R&D and expansion of e-commerce operations to target US consumers;

●	approximately 20% for future vertical and horizontal integrations, including strategic collaborations, mergers & acquisitions of health care service providers in order to expand the Company’s service range and to access clientele for opportunities of cross-selling. We will further invest into production resources allowing us to produce our own products, ensuring supply and quality while reducing costs. In relation to the mergers and acquisitions, it will be mainly for our development as a comprehensive wellness ecosystem company. We are identifying potential targets: (i) with profitability and customer base comprising customers from the health care industry; and (ii) with established knowledge base of empirical/holistic skills, knowledge and technologies which are applicable to transform our company into a wellness ecosystem company such as skin care, cosmetic bio lab production, wellness center or complementary medical therapies for chronic health problems, manufacturers of water filtration system, etc. As of the date of this Prospectus, we have not entered into any definitive agreements with any potential targets; and

●	the remainder for working capital and general corporate purposes, including legal, accounting and other professional fees associated with becoming a public company, general and administrative expenses associated with increased operations, and recruitment of talent associated with increase operations.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors.” The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

13

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

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CAPITALIZATION

The following table describes our cash and our capitalization as of March 31, 2026:

●	on an actual basis; and

●	on an as adjusted basis to reflect our receipt of the net proceeds from this offering after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our common stock and other terms of this offering determined at pricing. In addition, except for the last column in the first table below. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	Actual	Pro Forma (1)(2)
Equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	$-		$-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 1,000,626 issued and outstanding, as adjusted	100
Additional paid in capital	34,271,975
Accumulated deficit	(12,125,455)
Accumulated other comprehensive income	(28,126)
Non-controlling interests	(46,736)
Total stockholders’ equity	$22,071,758	$

(1) Gives effect to the sale of a Unit at an offering price of $[*] per Unit and to reflect the application of the proceeds after deducting our estimated offering expenses.

(2) Pro forma adjusted for additional paid in capital reflects the net proceeds we expect to receive, after deducting the Underwriter discount of 7.5%, non-accountable expense allowance of 1% and other expenses (all the accountable expenses). We expect to receive net proceeds of $____ ($______ offering, less underwriting fee of $_____ and other offering expenses of $).

15

DILUTION

If you invest in our common stock which forms a part of the Unit in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock which forms a part of the Unit and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Dilution results from the fact that the per share offering price is substantially in excess of the book value per share of common stock attributable to the existing stockholders for our presently outstanding shares of common stock. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of our common stock outstanding. Our historical net tangible book value as of March 31, 2026, was $22,051,930 or $22.04 per share.

Our post offering as adjusted net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after March 31, 2026, will be approximately $30,901,549 or approximately $[*] per share. This would result in accretion to investors in this offering of approximately $[*] per share or approximately [*]% from the assumed offering price of $[*] per share. Net tangible book value per share would decrease to the present stockholders by $[*] per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

Offering(1)
Assumed offering price per common stock	$	[*]
Net tangible book value per common stock as of March 31, 2026		$22.04
Decrease in net tangible book value per share after this offering	$	([*]	)
Net tangible book value per common stock after the offering	$	[*]
Dilution per common stock to new investors	$	[*]
Dilution per common stock to new investors (%)		[*]	%

(1)	Assumes gross proceeds from offering of [*] Units of which shares of common stock are a part thereof.

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DESCRIPTION OF SECURITIES

General

On January 30, 2026, the Company obtained approval from stockholders in an annual meeting to amend to the Company’s Articles of Incorporation to effect one or more reverse stock splits of the company’s issued and outstanding Common Stock at any time before the next annual meeting of stockholders of the Company, in aggregate, of up to one-for-five thousand (1:5000), with the timing of any reverse split to be determined by the board in its discretion. On February 9, 2026, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect a 1-for-50 reverse stock split of the Company’s Common Stock, which began trading on a post-split adjusted basis on the Nasdaq Capital Market when the market opened on February 10, 2026. Stockholders who held a number of pre-reverse stock split shares of the Company’s Common Stock not evenly divisible by 50 were entitled the number of shares rounded up to the nearest whole share. The Company issued share of the post-Reverse Stock Split Common Stock to any stockholder who received a fractional share as a result of the Reverse Stock Split. The authorized number of shares of Common Stock was not affected by the Reverse Stock Split.

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share.

As of July 20, 2026, we had 1,000,626 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or pre-emptive rights.

Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which is sometimes referred to as a “poison pill”.

Warrants We Are Offering

Common Stock Purchase Warrants

Each whole warrant as part of the Unit entitles the registered holder to purchase one share of Common Stock at a price of $[*] per share, subject to adjustment as discussed below, at any time commencing on the date of issuance and expire on the five-year anniversary of the date of issuance at an exercise price per share equal to $[*].

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Exercise of warrants

Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after the initial exercise date and on or before the termination date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of a notice of exercise. Within the Standard Settlement Period (as defined in Section 2(d)(i) of the warrant therein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate exercise price for the number of warrant shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) of the warrant therein is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender the warrant to the Company until the Holder has purchased all of the warrant shares available thereunder and the warrant has been exercised in full, at which time, the Holder shall surrender the warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company.

Partial exercises of the warrant resulting in purchases of a portion of the total number of warrant shares purchasable hereunder shall have the effect of lowering the outstanding number of warrant shares purchasable hereunder by the number of warrant shares equal to the applicable number of warrant shares purchased in connection with such partial exercise.

No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election and in lieu of the issuance of such fractional Warrant Share, either (i) pay cash in an amount equal to such fraction multiplied by the Exercise Price or (ii) round up to the next whole Warrant Share.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the form of Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the common warrant will have the right to require us or the successor entity to purchase the remaining unexercised portion of the common warrant in cash in an amount equal to a Black Scholes Value as defined in the Warrant.

Representative’s Warrant

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of shares of common stock equal to 10.0% of the number of shares of common stock that are part of the Units sold in this offering.

The Representative’s Warrant will have an exercise price per share of common stock equal to 125% of the public offering price per Unit in this offering and may be exercised for cash or on a cashless basis. The Representative’s Warrant is exercisable after the date of issuance, and will be exercisable until such warrant expire five years after the closing date. The Representative’s Warrant and the shares of common stock underlying the warrant have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up beginning on the commencement date of sales of the public offering pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrant or the shares of common stock underlying the Representative’s Warrant, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrant or the underlying shares for a period of 180 days beginning on the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the Representative’s Warrant at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying common stock. We have also agreed that the Representative Warrant will provide for registration rights in certain cases. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the common stock underlying the Representative’s Warrant at our expense, one additional demand registration at the warrant holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrant will provide for adjustment in the number and price of such warrant and the shares underlying such warrant in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. We will bear all fees and expenses attendant to registering the common stock underlying the Representative’s Warrant, other than any underwriting commissions incurred and payable by the warrant holders.

Options and Restricted Stock

As of the date of this prospectus, other than the securities described above, we do not have any outstanding options or restricted stock.

Other Convertible Securities

As of the date of this prospectus, other than the securities described above, we do not have any outstanding convertible securities.

Election and Term of Board of Directors

Members of our Board of Directors are elected at each annual meeting of stockholders and serve until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Company. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting or earlier resignation or removal. Except as the Nevada Revised Statutes may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Certificates Representing Stock

Certificates representing stock in the Company shall be signed by, or in the name of, the Company by our Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the Company shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing shares of any such class or series shall set forth thereon the statements prescribed by the Nevada Revised Statutes. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The Company may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Stock Transfers

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of our stock shall be made only on the stock ledger of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATPC”.

Transfer Agent

The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598 and telephone number is +1 (212) 828-8436.

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SELECTED CONSOLIDATED FINANCIAL DATA

AGAPE ATP CORPORATION

The following table presents selected consolidated financial data for the periods and at the dates indicated. The selected condensed consolidated statements of operations data for the three months ended March 31, 2026 and 2025, and the selected condensed consolidated balance sheet data as of March 31, 2026 and December 31, 2025 have been derived from our condensed consolidated financial statements, included or incorporated by reference elsewhere in this prospectus. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our results for any interim period are not necessarily indicative of the results expected for a full fiscal year.

You should read the following financial information together with the information under “Agape ATP Corporation Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included or incorporated by reference elsewhere in this prospectus.

Condensed Consolidated Statements of Operations Data:

	For the three months ended March 31,
	2026	2025

REVENUE	$273,658	$289,037

COST OF REVENUE	(114,249)	(132,751)

GROSS PROFIT	159,409	156,286

SELLING	(37,149)	(63,052)
COMMISSION	(4,920)	(7,945)
GENERAL AND ADMINISTRATIVE	(794,712)	(805,693)
TOTAL OPERATING EXPENSES	(836,781)	(876,690)

LOSS FROM OPERATIONS	(677,372)	(720,404)

OTHER INCOME (EXPENSES)
Other income, net	1,776	5,615
Interest income	-	3,263
Unrealized holding gain (loss) on marketable securities	12,232	(1,096)
Exchange gain (loss), net	322,458	(297)
TOTAL OTHER INCOME, NET	336,466	7,485

LOSS BEFORE INCOME TAXES	(340,906)	(712,919)

INCOME TAX EXPENSE	-	-

NET LOSS	(340,906)	(712,919)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(13,437)	(3,199)
TOTAL COMPREHENSIVE LOSS	(354,343)	(716,118)

NET LOSS ATTRIBUTABLE TO AGAPE ATP CORPORATION	(327,619)	(698,949)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(13,287)	(13,970)
NET LOSS	(340,906)	(712,919)

COMPREHENSIVE LOSS ATTRIBUTABLE TO AGAPE ATP CORPORATION	(341,055)	(702,158)
COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(13,288)	(13,960)
NET COMPREHENSIVE LOSS	(354,343)	(716,118)

LOSS PER SHARE*
Basic and diluted	$(0.33)	$(3.63)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING*
Basic and diluted	1,000,626	192,421

*	Weighted average number of common shares outstanding have been adjusted on a retroactive basis to reflect 1-for-50 reverse stock split effective on February 20, 2026.

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Condensed Consolidated Balance Sheets Data:

	As of
	March 31, 2026 (Unaudited)	December 31, 2025 (Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Included $259 and $257 in the consolidated VIE that can be used only to settle obligations of the consolidated VIE as of March 31, 2026 and December 31, 2025, respectively.)	$220,779	$140,072
Accounts receivable, net	4,366	12,315
Other receivable	52	30
Amount due from related parties	2,696	2,343

Inventories	24,788	27,391
Prepaid taxes	33,931	31,798
Prepayments and deposits	24,367,818	24,077,559
Total Current Assets	24,654,430	24,291,508

NON-CURRENT ASSETS
Property and equipment, net	13,228	14,570
Intangible assets, net	8,294	9,471
Finance lease assets	140,325	150,949
Operating right-of-use assets	58,270	102,101
Investment in marketable securities	34,735	22,679
Total Non-Current Assets	254,852	299,770

TOTAL ASSETS	$24,909,282	$24,591,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$97,287	$90,251
Accounts payable – related parties	47,936	48,522

Customer deposits	164,979	168,603
Operating lease liabilities, current	52,413	93,781
Other payables and accrued liabilities ($1,941 and $1,631 are included in the consolidated VIE that are without recourse to the credit of Agape ATP Corporation as of March 31, 2026 and December 31, 2025, respectively.)	674,964	794,913
Other payable – related parties	1,670,816	831,970
Finance lease liabilities, current	25,909	25,342
Income tax payable	1,140	1,132
Total Current Liabilities	2,735,444	2,054,514

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	$6,080	$8,761
Finance lease liabilities, non-current	96,000	101,902
Total Non-Current Liabilities	102,080	110,663

TOTAL LIABILITIES	$2,837,524	$2,165,177

COMMITMENTS AND CONTINGENCIES (Note 20)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-
Common Stock, par value $0.0001; 500,000,000 shares authorized, 1,000,626 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively*	100	100
Additional paid in capital	34,271,975	34,271,975
Accumulated deficit	(12,125,455)	(11,797,836)
Accumulated other comprehensive income	(28,126)	(14,690)
TOTAL AGAPE ATP CORPORATION STOCKHOLDERS’ EQUITY	22,118,494	22,459,549

NON-CONTROLLING INTERESTS	(46,736)	(33,448)

TOTAL EQUITY	22,071,758	22,426,101

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,909,282	$24,591,278

*	Weighted average number of common shares outstanding have been adjusted on a retroactive basis to reflect 1-for-50 reverse stock split effective on February 20, 2026.

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BUSINESS

Business Overview

The Company is a provider of health and wellness products and advisory services in the Malaysian market. The Company pursues the mission of helping people to create health and wealth by providing a financially rewarding business opportunity to distributors and quality products to distributors and customers who seek a healthy lifestyle. The Company believes the quality of the products coupled with the effectiveness of the distribution network have been the primary reasons for the success and will allow the Company to pursue future business expansion. In order to further the supply chain, on May 8, 2020, the Company acquired 99.99% of Agape Superior Living Sdn Bhd, with the goal of securing an established network marketing sales channel that has been in existence in Malaysia for the past 15 years. On September 11, 2020, the Company incorporated Wellness ATP International Holdings Sdn. Bhd., a wholly owned subsidiary in Malaysia, with the aim to pursue the business of promoting wellness and wellbeing lifestyle of the community through the provision of services including online editorials, programs, events and campaigns on how to achieve positive wellness and lifestyle.

ASL offers two series of products: ATP Zeta Health Program and E.A.T.S. The ATP Zeta Health Program is a health program designed to assist in the elimination of various diseases caused by environmental pollutants, unhealthy dietary intake and unhealthy lifestyles. The program aims to promote improved health and longevity through a combination of modern health supplements, proper nutrition and advice from skilled dieticians. The Easy and Tasty Series (“E.A.T.S”) is crafted to bring nutritious lifestyle in convenient approach to maintain healthy living.

The establishment of DSY Wellness is a further expansion of the business into the health and wellness industry. Mr. Steve Yap readily owns 33 proprietary formulas for treating non-communicable disease which he has agreed to bring into the Company for joint commercialization. Mr. Steve Yap also has existing clients receiving traditional complimentary medicine or “TCM” in Indonesia and China.

The Company deems creating public awareness on wellness and wellbeing lifestyle as essential to enhance the provision of its health solution advisory services; and therefore, incorporated CEDAR. Upon its establishment, CEDAR started collaborating with ASL to carry out various wellness programs.

AGE delivers innovative solutions for sustainability, energy savings and promoting environmental stewardship to achieve energy efficiency and carbon neutrality for a healthier environment.

ATPC Technology Private Limited (“ATPC Tech”) intend to collaborate with local IT expertise to develop comprehensive digital wellness platform that integrates e-commerce, online consultations, chronic disease management, and robust supply chain services catering to ASEAN market.

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Our Products

We offer two series of products: (i) ATP Zeta Health Program and (ii) E.A.T.S. in ASL.

The ATP Zeta Health Program is a health program designed to promote health and general wellbeing, as well as to prevent diseases caused by polluted environments, unhealthy dietary intake and unhealthy lifestyles. At its core, the ATP Zeta Super Health Program is focused upon biological energy, Adenosine Triphosphate (ATP), at the cellular level. The stimulation of ATP production at the cellular level can increase an individual’s metabolic rate in order to promote and maintain normal and healthy functioning of the body’s systems. Our program emphasizes nutrient absorption through the membrane ion channel in order to provide complete and balanced nutrients to improve cellular health. Thus, ATP Zeta Super Health Program provides ionized and high zeta potential (high bioavailability) nutrients to enhance the absorption at the cellular level.

The E.A.T.S is crafted to bring nutritious lifestyle in convenient approach to maintain healthy living.

DSY Wellness provides complementary health therapies based on the health screening test report to prescribe the products and therapies.

AGE provides products, technical knowledge and solutions for sustainability, energy savings and promoting environmental stewardship.

CEDAR provides skin care products and healthcare products and provide training courses to the customers.

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Our Business Model

Network Marketing

We believe that the direct-selling channel is ideally suited to marketing our products, because sales of health solution and personal care products are strengthened by ongoing personal contact between retail consumers and distributors. This personal contact may enhance consumers’ nutritional and health education and motivate consumers to begin and maintain wellness. In addition, by using our products themselves, distributors can provide first-hand testimonials of product effectiveness, which can serve as a powerful sales tool.

We are focused on building and maintaining our distributor network by offering financially rewarding and flexible career opportunities through the sale of quality, innovative products to health-conscious consumers. We believe the income opportunity provided by our bonus program appeals to a broad cross-section of our members, particularly those seeking to supplement family income, start a home business or pursue entrepreneurial, full and part-time, employment opportunities. Our distributors, who are all independent third parties, profit from selling our products and also earning bonuses through performance of their network group, the establishment of their own network group and the performance of distributors recruited under their own network group. Top performing distributors with their own physical stores may also become stockists of the company, whereby they may maintain a certain amount of the Company’s inventory in their store premises, with the requirement that all product sales are monitored through our centralized stock tracking system and accounted back to us. The stockists have the option of returning or exchanging any unsold inventory consigned to them.

We enable distributors to maximize their potential by providing a broad array of motivational, educational and support services. We motivate our distributors through our performance-based compensation plan, product-training seminars, workshops and participation in routine promotional activities.

We are committed to providing professionally designed educational training materials that our distributors can use to enhance recruitment and to maximize their sales. We conduct several training sessions per year to motivate our distributors. These training events teach our distributors not only how to develop invaluable business-building and leadership skills, but also how to differentiate our products with their consumers, including information sessions presented by in-house nutritional consultants.

Our corporate-sponsored training events provide a forum for distributors, who otherwise operate independently, to share ideas with us and each other. In addition, we are also developing an e-marketing and e-trading platform allowing for marketing and trading of products to members, as well as online recruitment of new members and to provide direct sales to customers.

We are committed to providing our distributors with quality products to help them increase sales and recruit additional distributors. We have obtained the appropriate authorizations from the Food Safety and Quality Division, and the National Pharmaceutical Regulatory Agency of the Ministry of Health, Malaysia for all our products. Whenever products are purchased for inventory replenishment, samples are randomly selected from every batch for testing at laboratories registered with the Ministry of Health Malaysia.

Wellness and Preventive Health Management

We operate preventive health segment primarily through its subsidiary, DSY Wellness International Sdn. Bhd. (“DSY Wellness”), a provider of complementary and nutritional medicine services based in Malaysia. The subsidiary focuses on the management of metabolic syndrome, non-communicable diseases (NCDs), and other chronic health conditions through a personalized healthcare delivery framework. Revenue is generated through clinical health consultations, diagnostic monitoring, and personalized wellness mapping, which are integrated with the sale of structured health modules and targeted nutritional products to both individual and corporate clients.

DSY Wellness operates in compliance with Malaysia’s regulatory framework established under the Traditional and Complementary Medicine Act 2016. Within our overall operational structure, DSY Wellness functions as a clinical services component, supplementing our distribution networks by providing structured, clinically supervised nutritional and lifestyle interventions for clients requiring individualized health management plans.

For the green energy segment, we are committed to offer advanced solar power and energy efficiency solutions. Serving commercial, industrial, and governmental clients, we deliver a comprehensive suite of services ranging from solar energy generation and storage to energy management systems and sustainability consulting. We integrates cutting-edge technologies with deep knowledge of sustainability to deliver impactful solutions, reduce energy consumption and optimize performance.

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Our Customers

General

We provide health and wellness products and advisory services to health-conscious customers in the Malaysian market. Such customers are able to enjoy membership discounts across all our products by becoming a member.

Our distributors enjoy further discounts on all of our products. Besides our two sales branches located in Kuala Lumpur and Ipoh, our products are all distributed to customers and members by our distributor’s networks, which are comprised of one stockist who are also independent distributors, whose store premises are located in other locations in Malaysia.

We believe that our products are particularly well-suited for direct distribution because the sale of health and nutrition products are strengthened by ongoing personal contact between retail customers and distributors. We believe our continued commitment to source quality science-based products will enhance our ability to attract new customer, as well as increase the productivity and retention of our distributors.

For the green energy segment, we collaborate with technology partners, government bodies, and environmental organizations to provides solar power and energy efficiency solutions to commercial businesses and industrial users. Their alliances with global sustainability advocates and regulators ensure the solutions comply with international standards, advancing both client business goals and environmental objectives.

Structure of the membership program

Our customers are able to become lifetime members by paying a one-time membership fee with the purchase of specific products. Doing so allows the customer to enjoy membership discounts on all our products.

Members who accumulate a predetermined number of purchases are automatically promoted to become a distributor of the Company. Other than helping distributors achieve physical health and wellness through the use of our products, we offer our distributors, who are independent third parties, bonuses based on various performance factors. Distributors are required to maintain a predetermined number of purchases per year in order to maintain their distributor status.

Top performing distributors with their own physical stores may also become stockists of the Company, whereby they may maintain a certain amount of the Company’s inventory in their store premises. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The stockists shall have the option to either return or exchange the Company’s inventory consigned to them that are unsold.

The following table sets forth the number of members and distributors at the date indicated:

	Number of Distributors	Number of Members	Total Number of Distributors and Members
As at December 31, 2025	56,465	72,201	128,666

Distributors’ and members’ earnings

Distributors and members earn profits from the sales of our products to customers. Distributors enjoy additional discounts compared to members, allowing them to earn higher direct profits through the differences in pricing when selling products they bought at distributors’ prices which are more favorable than member’s prices to customers.

Members are encouraged to build their respective network group. Members are promoted to distributors if they manage to recruit the requisite number of members; and the network group is able to achieve set sales targets. Other than preferential distributor pricing for the purchase of the Company’s products, distributors enjoy bonuses from the collective performance of their network group. There are several levels of distributors depending on the size and the collective sales performance of their respective network group. Each level affords bonus benefits in a different form in ascending order. A higher-level distributor will be compensated with higher returns in the form of bonus entitlements.

Distributors and members motivation and training

We believe that motivation, inspiration and training are key elements in the success of sales via network group marketing. Together with our distributors and members, we have established a consistent schedule of gatherings to support those needs. We conduct several training sessions per year to educate and motivate our distributors and members.

Our Suppliers

All of our products are acquired from related parties and unrelated third parties located in Malaysia, and rebranded by us. Due to the high costs associated with research and development of nutrition and health products, we do not maintain any facilities to produce our products. We have no expenditures or expenses relating to research and development of our product.

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Quality Control

At present, our products are predominately sold in Malaysia. As the contents and combination of the main ingredients in our ATP Zeta Health Program and E.A.T.S series are categorized as health food rather than medicines or drugs, all of our products require authorization from the Food Safety and Quality Division of the Ministry of Health, Malaysia according to the Food Act 1983 (ACT 281) & Regulations in order to be sold in the country. Accordingly, we have obtained the appropriate authorizations from the Food Safety and Quality Division of the Ministry of Health, Malaysia for all products in our ATP Zeta Health Program and E.A.T.S series.

Inventory

The Company operates a central warehouse at its head office in Kuala Lumpur, Malaysia, which typically maintains an inventory reserve of up to 6 months per product. Inventory is transferred to the Company’s sales branches via ordering through the Company’s centralized stock tracking system. Stockists of the Company are required to have physical stores, and enjoys the benefit of being able to store certain amount of inventory in their stores for convenience. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The stockists shall have the option to either return or exchange the Company’s inventory consigned to them that are unsold.

Seasonality

The Company’s business is generally not subject to any seasonality factors.

Warranty

Our products include a customer satisfaction guarantee. Under this guarantee, within 90 days of purchase, any customer who is not satisfied with our product for any reason may return it or any unused portion of it to the distributor from whom it was purchased for a full refund from the Company or credit toward the purchase of another product.

Historically, product returns have not been significant.

E-commerce system

In order to facilitate our continued growth and to support distributor activities, we continually invest and upgrade our platforms. In 2019, we invested in an initiative to establish e-commerce through the setup of e-trading of our products on an existing Malaysian e-commerce trading platform. Our e-trading initiative will be actively promoted for online recruitment of new members by existing distributors and to provide direct sales to customers. Once the E-trading platform has provided tangible results in the Malaysia market, we intend to expand the platform to other geographic markets in order to duplicate its success.

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Intellectual Property

We consider trademarks, patents and copyrights to protect our intellectual property rights critical to our success. We are the registered owner of five registered trademarks in Malaysia. We are also the registered owner of domain named “agapeatpgroup.com” and “atpc.com.my.

Employees

As at December 31, 2025, we had 18 employees (excluding our Directors). The following table sets forth the number of employees by function:

Function	Number of employees

Senior Management	5
Business Development Department	2
Finance Department	3
Human Resources Department	2
Operations Department	5
Technology Infrastructure Department	1
Total	18

Insurance

The Employees’ Social Security Act, 1969, Malaysia mandates employers and employees to make a monthly contribution to the Social Security Organisation, Malaysia, (“SOCSO”) for any employee who is employed for wages paid under a contract of service or apprenticeship with an employer for the purpose of providing social security protection to employees and their dependents against occupational injuries, including industrial accident, accident during emergency at the employers’ premises, occupational diseases and commuting accidents. Depending on the monthly wages earned by the employee, employers shall cause to be deducted from the respective employee’s wages, amounts that ranges between RM0.10 to RM29.75 for monthly wages between RM30 to RM6,000. The employers’ contribution corresponds to the said rates are between RM0.4 to RM104.15. Rates applicable to both the employee and employer are fixed at the maximum rate of RM29.75 and RM104.15, respectively. Employees who have attained 60 years of age are not required to contribute to the scheme. The employer’s responsibility towards this group shall be at a reduced rate which ranges between MYR0.30 to RM74.40 for the said wage band.

Other than SOCSO, effective January 1, 2018, employees and employers in the private sector are mandated to contribute to an employment insurance system, (“EIS”) under the Employment Insurance System Act, 2017. Both the employee and employer shall contribute at an equal rate at 0.2% of the employee’s wages under the scheme, subject to a maximum monthly wage rate of RM6,000. No further contribution to the scheme is required from the employee or the employer for employees who have attained 60 years of age; and employees aged 57 and above who have no prior contributions are exempted.

We do not have any third-party liability insurance to cover claims in respect of personal injury or property or environmental damage arising from accidents on our property or relating to our operations. Such insurance is not mandatory according to the laws and regulations of Malaysia. We typically do not require our distributors to purchase insurance regarding their operations. We believe this practice is consistent with customary industry standards.

Legal Proceeding

We are not subjected to nor engaged in any litigation, arbitration or claim of material importance, and no litigation, arbitration or claim of material importance is known to us to be pending or threatened by or against our Company that would have a material adverse effect on our Company’s results of operations or financial condition.

Regulations

At present, our products are predominately sold in Malaysia. As the contents and combination of the main ingredients in our ATP Zeta Health Program and E.A.T.S. series are categorized as health food rather than medicines or drugs, all of our products require authorization from the Food Safety and Quality Division of the Ministry of Health, Malaysia according to the Food Act 1983 (ACT 281) & Regulations in order to be sold in the country. Accordingly, we have obtained the appropriate authorizations from the Food Safety and Quality Division of the Ministry of Health, Malaysia for all products in our ATP Zeta Health Program and E.A.T.S series.

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REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Malaysia or the rights of our stockholders to receive dividends and other distributions from us.

Regulations Related to Health and Wellness

The Food Act 1983 (Act 281) and the Food Regulations 1985

The primary legislations governing the various aspects of food safety and quality control in Malaysia are (i) the Food Act 1983 (Act 281) (“the 1983 Act”); and (ii) the Food Regulations 1985 (“the 1985 Regulations”), both under the purview of the Food Safety and Quality Division (FSQD) of the Ministry of Health, Malaysia. The ministry also oversees the implementation and enforcement of the legislations. The objective of the 1983 Act is to ensure that the public is protected from health hazards and fraud in the preparation, sale and use of foods and for matters incidental thereto or connected therewith.

The 1983 Act and the 1985 Regulations are applicable to all foods sold in the country either locally produced or imported, covers a broad spectrum from compositional standards to food additives, nutrient supplements, contaminants, packages and containers, food labelling, procedure for taking samples, food irradiation, and penalty.

The 1983 Act strictly prohibits food adulteration, food containing substances injurious to health and food unfit for human consumption. The legislation also ensures that consumer gets the right information from product labels; and that claims on food labels are legitimate.

Food as defined under the 1983 Act, includes every article manufactured, sold or represented for use as food or drink for human consumption or which enters into or is used in the composition, preparation, preservation, of any food or drink and includes confectionery, chewing substances and any ingredient of such food, drink, confectionery or chewing substances. This includes food for special dietary use for persons with specific diseases, disorders or medical conditions, and food which contain quantities of added nutrients allowable under the 1983 Act and the 1985 Regulations.

The general requirements on product labelling for food on sale provided under the 1985 Regulations are as follows:

(i)	All labels shall be durably marked on the material of the package or on material firmly attached to the package.

(ii)	All text should be in Bahasa Malaysia, i.e. the official language of Malaysia, if the food is produced, prepared or packaged in Malaysia. If the food is imported, all text should be in Bahasa Malaysia or English. In either case, translation into other languages may be included.

(iii)	Important particulars required on product labels are:

●	A description of the food containing the common name of its principal ingredients. In the case of mixed and blended food, the appropriate description that the contents are mixed or blended. Where the food contains beef or pork, or its derivatives, or lard, a statement to that effect. Alcohol where presence in the food should be clearly marked in capital bold-faced lettering of a non-serif character not smaller than 6 point, in the form, “CONTAINS ALCOHOL”. Where the food consists of two or more ingredients, other than water, food additives and added nutrient, the appropriate designation of each of those ingredients in descending order of proportion by weight, and wherever required by the 198s Regulations, a declaration of the proportion of such ingredient. Any ingredients known to cause hypersensitivity shall be declared on the label.

●	Quantity of the food package.

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●	The name and address of the manufacturer and packer, or the owner of the rights of manufacture or packing or the agent of any of them, for food manufactured or packed in Malaysia; and the additional information of the name and address of the importer in Malaysia and country of origin for imported food.

●	Depending on its composition, words such as “genetically modified (name of ingredient)”, “produced from genetically modified (name of ingredient)”, or “gene derived from (common name of such animal”) shall appear on the label.

●	Marked with the expiry date or the date of minimum durability of that food.

●	If the validity of date marking of food is dependent on its storage, then the storage direction of that food shall also be required on its label.

Further, based on the Guide to Nutrition Labelling and Claims, the nutritional information that must be declared on a product label are energy, protein, carbohydrate and fat. In addition, total sugars must also be declared for ready-to-drink beverages. Information on energy value is to be expressed as kcal (kilocalories) per 100 g or per 100 ml of the food or per package if the package contains only a single portion. In addition, the energy value should also be given for each serving of the food as quantified on the label. Besides kcal, energy value may also be expressed as kilojoule (kJ). The amount of protein, carbohydrate and fat should be expressed as g per 100 g or per 100 ml of the food or per package if the package contains only a single portion. In addition, the amount of these nutrients in the food should also be given for each serving of the food as quantified on the label.

Other than the mandatory nutrients, other nutrients may also be displayed on the nutrition label. These include vitamins and minerals, dietary fibre, sodium, cholesterol, fatty acids, amino acid, nucleotide and other food components.

Both ATP Zeta Health Program and BEAUNIQUE product series are regulated under the 1983 Act and the 1985 Regulation. ASL, the product owner of these product series are subject to 1983 Act and the 1985 Regulation.

Traditional and Complementary Medicine (T&CM) Act 2016 [Act 775]

The Traditional and Complementary Medicine (T&CM) Act 2016 [Act 775] (the “TCM Act”) is an act to provide for the establishment of the T&CM Council to regulate the T&CM services in Malaysia and to provide for matters connected therewith. The TCM Act received Royal Assent on 2 March 2016 and was published in the Federal Government Gazette on 10 March 2016.

The enforcement of the TCM Act is implemented in phases. Phase 1 begun operation on August 1, 2016 with the establishment of the T&CM Council, identification of recognized practice areas, setting up the registration criteria for recognized practice areas, designation of practitioner body under section 42 of the TCM Act and enforcement of the various sections under Phase 1 in the TCM Act.

Phase 2 of the TCM Act begun operation on March 1, 2021 and include the registration of T&CM practitioners in recognized practice areas with the T&CM Council, the enforcement of various sections under the TCM Act and the operation of T&CM Regulations 2021. The transitional period of Phase 2 of the TCM Act began on March 1, 2021 and will last until February 29, 2024.

The business activities of DSY Wellness International Sdn Bhd, our complementary health therapies are regulated under TCM Act. DSY Wellness International Sdn Bhd complementary health therapies are subject to TCM Act.

Control of Drugs and Cosmetics Regulations 1984

The Malaysian government enacted the Control of Drugs and Cosmetics Regulations 1984 (“the 1984 Regulations”) to regulate the manufacture, sell, supply, import, possess or administer of cosmetics. The authority that oversee the 1984 Regulations is the National Pharmaceutical Regulatory Agency (“NPRA”) under the Ministry of Health, Malaysia. All cosmetics industry players who intend to manufacture or import any cosmetic, must apply the notification of cosmetics (“NOC”) through NPRA.

Pursuant to Regulation 18A of the 1984 Regulations, cosmetics cannot be manufactured or sold if:

(i)	The cosmetic has not been notified with the NPRA;

(ii)	The person is a not person who has been designated to place the notified cosmetics in the market;

(iii)	The cosmetic is a notified cosmetic but it has been mixed with poison (as defined by the Poisons Act 1952);

(iv)	The notified cosmetic has been mixed with a registered product;

(v)	The cosmetic is labelled with another name other than the name notified by the Director of Pharmaceutical Services;

(vi)	The cosmetic has been labelled in a way that does not comply with any directives/guidelines issued by the Director of Pharmaceutical Services;

(vii)	The cosmetic’s notification has been cancelled by the Director of Pharmaceutical Services; or

(viii)	The cosmetic is labelled with words, symbols or safety features that claim to be true but is otherwise.

ÉNERGÉTIQUE product series are regulated under the 1984 regulation. ASL, the product owner of these product series is subject to the 1984 Regulations and relevant regulation.

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Regulations Related to Consumer Protection

Consumer Protection Act 1999 (Act 599)

The principal law for consumer protection in Malaysia is the Consumer Protection Act 1999 (Act 599) (“the 1999 Act”). The 1999 Act establishes various consumer protection mechanisms in Malaysia, and bridge gaps that may occur in other major laws, which may be inadequate in protecting consumers. The government agency which is primarily responsible for policy-making and law enforcement on consumer protection in Malaysia is the Ministry of Domestic Trade and Consumer Affairs (MDTCA). The MDTCA is also responsible for receiving consumer complaints and acts as a secretariat to the National Consumer Advisory Council (NCAC) – an institution established by the Minister of Domestic Trade and Consumer Affairs to advise him on any relevant consumer issues and the implementation of the 1999 Act.

The 1999 Act has undergone several amendments since its enactment to cover various emerging issues relating to consumers, including the inclusion unfair contract terms, inclusion of credit sale agreements of goods and the most recent amendment on July 23, 2019 related to Tribunal for Consumer Claims Malaysia. Amendments to this Act are to increase the jurisdiction limit of claim hearing from RM25,000.00 to RM50,000.00 and the increase of maximum penalty for non-compliance with the Tribunal’s award.

The 1999 Act covers almost every aspects of consumer protection; ranging from misleading and deceptive conducts, false representation and unfair practices; safety of goods and services; unfair contract terms; guarantees in respect of the supply of goods and services; and product liability; to the establishment, structure and functions of the National Consumer Advisory Council; the Committee on Advertisement; the Tribunals for Consumer Claims; and other matters related to enforcement, offences, remedies, and compensation.

All series products produced by us in Malaysia are subject to Consumer Protection Act 1999 (Act 599).

Direct Sales and Anti-Pyramid Scheme Act 1993 (Act 500) and Regulations.

In Malaysia, network marketing is regulated by the Direct Sales and Anti-Pyramid Scheme Act 1993 (Act 500) (“the 1993 Act) and Regulations. The 1993 Act provides for the licensing of persons carrying on direct sales business, for the regulation of direct selling, for prohibiting pyramid scheme or arrangement, chain distribution scheme or arrangement, or any similar scheme or arrangement, and for other matters connected therewith. The implementation and enforcement of the 1993 Act is governed by the Ministry of Domestic Trade and Consumer Affairs.

Under the 1993 Act, subject to section 14 and 42 no person shall carry on any direct sales business unless it is a company incorporated under the Companies Act 1965 and holds a valid licence granted under Section 6. The Controller may grant licence under Section 6 of the 1993 Act with conditions and licensee shall comply with the any conditions of the licence imposed by the Controller. By virtue of Section 8 of the 1983 Act, the Controller has the power to revoke a licence granted if he is satisfied that there are grounds on which his power to revoke a licence is exercisable under subsection 8(1). In lieu of revocation of licence, the Controller may restrict the licence by:

(a)	Imposing limits on the duration of the licence;

(b)	Imposing conditions as he thinks desirable or expedient for the protection of the purchasers; or

(c)	Imposing both limits and conditions on the licence.

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We have the responsibility to ensure that our marketing plan is in compliance with the Direct Sales (Scheme and Conduct) Regulations 2001, not promoting pyramid scheme and have the following characteristics:

(a)	In the presentation of the direct sales scheme, a person who carries on any direct sales business shall not mislead participants by overemphasizing on disproportionately high bonus or bonus payout. Each participant shall be provided with sales kit that includes the marketing plan and code of conduct of the company.

(b)	Any person who carries on a direct sales business shall provide an incentive based on the volume or quantity of goods or services sold or distributed by each participant and not based on recruitment of persons into the scheme.

(c)	Participants not to purchase goods or services in an unreasonable amount. Each participant is required to purchase goods or service in an amount that can be expected to be resold or consumed within a reasonable period of time.

Regulations Related to Intellectual Property Rights

Intellectual property system in Malaysia is administered by the Intellectual Property Corporation of Malaysia (MyIPO), an agency under the Ministry of Domestic Trade and Consumer Affairs.

Trademarks Act 2019 (Act 815)

The Trademarks Act 2019 (Act 815) (“the 2019 Act”) officially came into force in Malaysia on 27 December 2019. The Act repealed the Trade Marks Act 1976 and is seen as opportune in enabling Malaysia to adhere not only to commercial demands and sophistication of the current era, but also to international standards and procedures. The Trademarks Regulations 2019 is also now in force having been gazetted in the Government Gazette on 27 December 2019.

Malaysia is also a member of various trademark-related treating, including:

(i)	Protocol relating to the Madrid Agreement concerning the International Registration of Marks since 27 December 2019;

(ii)	Nice Agreement concerning the International Classification of Goods and Services since 28 September 2007;

(iii)	Paris Convention for the Protection of Industrial Property since 1 January 1989; and

(iv)	Agreement on Trade-related Aspects of Intellectual Property Rights (TRIPS) since 1 January 1995.

The 2019 Act provides that any person who claims to be the bona fide proprietor of a trademark may apply for the registration of the trademark if:

(i)	the person is using or intends to use the trademark in the course of trade; or

(ii)	the person has authorised or intends to authorise another person to use the trademark in the course of trade.

The 2019 Act has also expanded the types of trademark recognized for registration to be more than just word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, colour, sound, scent, hologram, positioning marks and sequence of motion of any combination thereof; provided that they must be signs capable of being represented graphically.

In general, Malaysia provides for protection for both registered and unregistered trademarks. Unregistered trademarks are protected under common law rights, particularly in the tort of passing off. In fact even during the examination of trademark, the Registrar shall refuse, under relative grounds of Section 24(4) of the 2019 Act, to register it if the mark’s use in Malaysia is prevented by virtue of any rule of law protecting an unregistered trademark or other sign used in the course of trade including the law of passing of.

The scope of trademark infringement and its exemptions has been substantially expanded by the 2019 Act. There could now be infringement even in the use of a similar mark on similar goods or services (as opposed to being identical). Liability will stick to secondary users who know or have reasons to believe that such use is without authorization of the trademark proprietor.

The 2019 Act and relevant regulation are applicable own our brand, word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, color, sound, scent, hologram, positioning marks and/or sequence of motion of any combination.

Copyright Act 1987 (Act 332)

Copyright protection in Malaysia is governed by the Copyright Act 1987 (Act 332) (“the 1987 Act) which provides comprehensive protection for copyrightable works. The 1987 Act outlines the nature of works eligible for copyright (which includes computer software), the scope of protection, and the manner in which the protection is accorded. A unique feature of the 1987 Act is the inclusion of provisions for enforcing the Act, which include such powers to enter premises suspected of having infringing copies and to search and seize infringing copies and contrivances. Malaysia is a signatory of the Berne Convention. Foreign works of non-Berne member countries are also protected if they are made in Malaysia and are published in Malaysia within thirty days of their first publication in the country of origin.

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Unlike trademarks, designs and patents (other intellectual property rights), there is no specific system of registration for copyright in Malaysia. Although copyright is a non-registrable right in Malaysia and enjoys automatic protection, ownership of copyright is difficult to establish. As such, proper documentation can be prepared to prove ownership. Copyright owners can claim ownership by way of a Statutory Declaration or by filing a Voluntary Notification at the MyIPO.

The definition of a literary work now includes table or compilations “whether or not expressed in words, figures or symbols and whether or not in a visible form”. The owner of copyright in a work including a derivative work, will have the exclusive right to control “the transmission of a work through wire or wireless means to the public, including the making available of a work to the public in such a way that members of the public may access the work from a place and at a time individually chosen by them”.

It is also an infringement of copyright to circumvent any effective technological measures aimed at restricting access to works, removal or alteration of any electronic rights management information without authority, or distribution, importation for distribution or communication to the public, without authority, works or copies of works in respect of which electronic rights management information has been removed or altered without authority.

The 1987 Act and the relevant regulations are benefited us which we are eligible to claim ownership by compiling proper documentation to prove ownership via a Statutory Declaration or by filing a Voluntary Notification at the MyIPO.

Regulations Related to Employment and Social Security

Employment Act 1955 (Act 265)

The Employment Act 1955 (Act 265) (“the 1955 Act) is the primary legislation on labour matters in Malaysia. The 1955 Act provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. The 1955 Act applies only to employees earning a monthly wages of not more than RM2,000.00 or to employees, irrespective of their monthly wages, who are engaged in manual labour, including artisan or apprentice, or who are engaged in the operation of maintenance of mechanically propelled vehicles operated for the transport of passengers or goods or for commercial purposes, or who supervise or oversee other employees engaged in manual labour or who are engaged in any capacity in any vessel registered in Malaysia or who are engaged as domestic servant.

Children and Young Persons (Employment) Act 1966 (Act 350)

Children and Young Person (Employment) Act 1996 (Act 350) (“the 1996 Act”) prohibits children from working near hazardous and poisonous material. The 1996 Act defines a “child” is a person who is under the age of fifteen years and a “young person” is a person who is fifteen or older, but below the age of eighteen years. The 1996 Act goes on to provide the minimum working hours for a child and young person. Further, under 1996 Act no child or young person shall be, or be required or permitted to be, engaged in any employment contrary to the provisions of the Factories and Machinery Act 1967 (Act 139), the Occupational Safety and Health Act 1994 (Act 514) or the Electricity Supply Act 1990 (Act 447) or in any employment requiring him to work underground. Any person contravening the provisions under the 1996 Act shall be guilty of an offense and shall be liable on conviction to imprisonment of not exceeding 2 years or to fine not exceeding RM50,000 or to both; and for repeat offenders, shall be liable on conviction to imprisonment of not exceeding 5 years or to fine not exceeding RM100,000 or to both.

Employees’ Provident Fund Act 1991 (Act 452)

The Employees’ Provident Fund Act 1991 (Act 452) (“the 1991 Act”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the 1991 Act, any employer who fails to pay the necessary contributions shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand ringgit or to both.

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Employee’ Social Security Act 1969 (Act 4)

The Employee’s Social Security Act 1969 (Act 4) (“the 1969 Act’) was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the 1969 Act, any person who fails to make contribution shall be all be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand ringgit, or with both.

Employment Insurance System Act 2017 (Act 800)

SOCSO reached a milestone when the Employment Insurance System Act 2017 (Act 800) was introduced and enforced from 28 December 2017 with the aim to provide protection and assist workers who have lost employment through two (2) main components namely, the Employment Insurance and Active Labour Market Policies. The Employment Insurance System (EIS) provides protection to workers who have lost their employment through income replacement, reskilling and upskilling training to enhance their employability as well as employment services so that they can secure other suitable jobs fast.

Our all employees which under definition of the Employment Act 1955 (Act 265) (“the 1955 Act) are subject to the provision of Employees’ Provident Fund Act 1991 (Act 452), Employee’ Social Security Act 1969 (Act 4), and Employment Insurance System Act 2017 (Act 800).

Regulation Related to Taxation

Income Tax Act 1967 (Act 53)

The Income Tax Act 1967 (Act 53) (“the 1967 Act”) imposes a tax, known as income tax, for each year of assessment upon the income accruing in or derived from Malaysia, or received in Malaysia from other countries. A company is a tax resident in Malaysia if its management or control is exercised in Malaysia and generally, the place where directors’ meetings are held concerning management and control of the company are considered in determining where the management and control of the company is exercised.

Under the 1967 Act, any person who makes an incorrect tax return by omitting or understating income or gives incorrect information affecting chargeability to tax otherwise than in good faith shall be guilty of an offence and shall upon conviction be liable to a fine not less than RM1,000.00 and not more than RM10,000.00 and shall pay a special penalty of double the amount of tax which had been undercharged.

The Company which is incorporated under Companies Act 2016 (Act 777) is subject to Income Tax Act The Company which is incorporated under Companies Act 2016 (Act 777) is subject to Income Tax Act.

Regulation Related to Foreign Exchange Control

Financial Services Act 2013 (Act 758)

The Financial Services Act 2013 (Act 758) provides regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters.

Pursuant to the Foreign Exchange Administration Rules, a resident entity with domestic ringgit is only allowed to invest abroad up to RM50 million per calendar year (“the Maximum Foreign Investment”). For the avoidance of doubt, the limit of such Maximum Foreign Investment applies to the resident entities within the group of companies.

Notwithstanding the above, the Foreign Exchange Administration Rules allows non-residents to remit out divestment proceeds, profits, dividends or any income arising from investments in Malaysia. Repatriation, however, must be made in foreign currency.

As such, if our operating subsidiaries intend to invest exceeding the Maximum Foreign Investment, we are required to seek approval from the controller of Foreign Exchange, Central Bank of Malaysia

Regulation Related to Competition Law

Competition Act 2010 (Act 712)

In Malaysia, under the Competition Act 2010 (Act 712) (“the 2010 Act), such provisions may be considered to be anti-competitive if they are found to significantly prevent, restrict or distort competition in any market for goods or services. The 2010 Act is regulated by the Malaysia Competition Commission (“MyCC”), an independent body established under the Competition Commission Act 2010 (Act 713) to enforce the 2010 Act. The Competition Commission Act 2010 empowers MyCC to carry out functions such as implement and enforce the provisions of the 2010 Act, issue guidelines in relation to the implementation and enforcement of the competition laws, act as advocate for competition matters; carry out general studies in relation to issues connected with competition in the Malaysian economy or particular sectors of the Malaysian economy; inform and educate the public regarding the ways in which competition may benefit consumers in and the economy of Malaysia.

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The 2010 Act prohibits horizontal or vertical agreements between enterprises that either the object or effect of significantly preventing, restricting or distorting competition in Malaysia. This is referred to as “Chapter One Prohibition”. MyCC has indicated in its “Guidelines on Chapter 1 Prohibition” that in general, anti-competitive agreements will not be considered “significant” if:

(i)	the parties to the agreement are competitors who are in the same market and their combined market share of the relevant market does not exceed 20%’ or
(ii)	the parties to the agreement are not competitors and their individual market share in relevant market is not more than 25%.

Further, the 2010 Act also prohibits enterprises from abusing their “dominant position” in a market. This is referred to as the “Chapter Two Prohibition”. The term “dominant position “refers to one or more enterprises possessing such significant power in a market that they are able to adjust prices, outputs, or trading terms without effective constraint from competitors or potential competitors. There are no specific thresholds for abuse of a dominant position However, the following are the types of abuses prohibited under the 2010 Act; (i) predatory behaviour (for example, margin squeeze, and predatory pricing); (ii) refusal to supply; (iii) buying up scarce supply; and (iv) limiting output.

Pursuant to MyCC “Guidelines on Chapter 2 Prohibition”, market share above 60% would be indicative that an enterprise is dominant. Nevertheless, market share shall not by itself be regarded as conclusive of dominance and other factors will be taken into account is assessing whether an enterprise is dominant.

In there is any infringement with the 2010 Act, MyCC may (i) require that the infringement be ceased immediately; (ii) specify steps which are required to be taken by the infringing enterprise(s) to bring the infringement to an end; (iii) impose financial penalties which could, for example, be 10% of the worldwide turnover of the relevant enterprise over the period during which an infringement occurred; or (iv) take any number of other actions, including imposing sanctions and penalties, as they deem appropriate.

We shall ensure there is any infringement with the 2010 Act, which we shall not:

(a) Be the parties to the agreement are competitors who are in the same market and their combined market share of the relevant market exceed 20%; or

(b) Be the parties to the agreement are not competitors and their individual market share in relevant market is more than 25%.

Regulation Related to Establishment, Operation and Management of Malaysia Subsidiaries

Companies Act 2016 (Act 777)

The Companies Act 2016 (Act 777) (“the 2016 Act”) stipulates that a company must be registered with the Companies Commission Malaysia in order to engage in any business activity. Under the 2016 Act, a company shall have - (a) a name; (b) one or more members, having limited or unlimited liability for the obligations of the company; (c) in the case of a company limited by shares, one or more shares; and (d) one or more directors. With the liberalization in Malaysia equity policy, foreign companies/investors generally could hold 100% equity in majority industries except for strategic sectors of national interest such as water, telecommunications, ports, and energy. For every industry, there are specific sector regulations issued by the relevant governmental departments. These include regulations that could impose restrictions on the foreign ownership of equity of a company, require higher paid up capital requirements and also prior regulatory approval before the commencement of business operations. However, limits on foreign ownership do remain in place across many sectors such as telecommunications, oil & gas, tourism, wholesale and retail distributive trade, and financial services. A corporation is a “wholly-owned subsidiary” of another corporation if it has no members except— (a) that other corporation or its nominee; or (b) a wholly-owned subsidiary of that other corporation or its nominee. Private companies require a minimum of one director. A director shall ordinarily reside in Malaysia by having a principal place of residence in Malaysia.

Pursuant to the 2016 Act, appointment of an auditor is mandatory. However, the Registrar may exempt private companies from appointing an auditor where the Company is dormant, a zero-revenue company or a threshold-qualified company. Companies that elect to be exempted from audit must still lodge unaudited financial statements and the required statutory certificates with the Registrar of Companies. Since the coming into effect of the 2016 Act, private companies are no longer obligated to convene annual general meetings. However, stockholders have the right to request for the directors of the company to convene a general meeting. This right is however subject to the requirements in Section 311 of the 2016 Act.

For all companies incorporated in Malaysia (except in Labuan, Malaysia) are subject to the Companies Act 2016 (Act 777).

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PRINCIPAL STOCKHOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth certain information, as of the date of this prospectus, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

As of May 28, 2026, the Company has 1,000,626 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned		Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
How Kok Choong, Chief Executive Officer, President, Director Chief Operating Officer, Chairman of the Board of Directors and Secretary; collectively this includes HKC Holdings Sdn. Bhd.*	19,598	2.0%		-	-	2.0%

Mr. Wilfrendo Fernando Cortizo	862	*	%	-	-	*	%

Andrew Lee Kam Fan	-	-		-	-	-

Ramesh Ruben Louis	-	-		-	-	-

Ni Luh Dharma Kerti Natih	-	-		-	-	-

Kadende Kaiser Rose Marie	-	-		-	-	-

* Less than 1%

Shares of Common Stock Beneficially Owned

As of March 31,
2026
All executive officers and directors (6 persons)	20,460	2.05%

No other shareholder holds more than 10% of the common stock as of March 31, 2026.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

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TAXATION

Malaysia Taxation

The following discussion is a summary of the more relevant taxes that are applicable to our Malaysian subsidiaries with regards to transactions that they may enter into with a foreign holding company, i.e. AATP. It excludes specifically all Malaysian taxes that our Malaysian subsidiaries are subject to arising from their respective business activities in Malaysia such as income tax, various types of taxes imposable on transactions entered into in the course of conducting their business activities and taxes on capital gains. Generally, there is no taxes on capital gains in Malaysia except for real property gains tax (“RPGT”) which is a tax on gains arising from the disposal of real property or shares in real property companies (“RPC”). Neither subject affects our Malaysian subsidiaries as none of them were engaged in activities in the said areas.

The type of transactions that Malaysian subsidiaries typically enter into with their foreign holding company (that is not attributable to a business carried on in Malaysia by the foreign holding company) are royalties, interest or service fees. With respect to such income, the tax liability of the foreign holding company, it being a non-resident will be settled by way of withholding tax (“WHT”) deducted by the paying entity, i.e. the Malaysian subsidiary. The following are WHT rates that apply as per the double taxation agreement (“DTA”) exists between the United States of America and Malaysia: (Royalty: 10%, Interest: 15%, Dividends: 0%, Income other than royalty and interest: 10%)

Payments of the above types of income to non-residents (except for dividends) are subject to WHT which is due and payable to the Inland Revenue Board (IRB) within one month after paying or crediting such payments. There is no WHT on dividends paid by Malaysian companies.

Tax administration

Transfer pricing

Transfer pricing (TP) legislation

The basis for determining proper compensation is, almost universally, the arm’s length principle which has also been accepted by the Inland Revenue Board (“IRB”).

The arm’s length principle was incorporated into Section 140A of the Malaysian Income Tax Act 1967. It allows the Director General Inland Revenue (“DGIR”) to adjust any transfer prices between related parties in Malaysia which, in the view of the DGIR, do not meet the arm’s length standard.

What constitutes “arm’s length” is not defined in the Income Tax Act 1967. Consequently, the IRB has issued the TP Rules 2012 and the revised TP Guidelines 2012 to give guidance on the arm’s length standard that is acceptable to the IRB. The TP Rules and Guidelines seek to provide guidance on the application of the law on controlled transactions, the acceptable methodologies as provided in the rules and administrative requirements including the types of records and documentation expected from taxpayers involved in TP arrangements.

Advance pricing arrangements (APA)

Companies are allowed to apply for APAS from the DGIR. The objective of establishing APAS is to provide an avenue for taxpayers to obtain certainty upfront that their related party transactions meet the arm’s length standard. The IRB has issued the APA Rules 2012 and APA Guidelines 2012 to give guidance on the matter.

Statute of limitation for TP adjustments

The statute of limitation is seven (7) years from the expiration of an assessment year (“YA”) for raising an assessment or additional assessment for that YA in respect of TP adjustments for a transaction entered into between associated persons not at arm’s length.

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Country-by-Country Reporting

The Malaysian Country-by-Country Rules require a Malaysian multinational corporation (“MNC”) group with total consolidated group revenue of RM3 billion and above in the financial year (“FY”) preceding the reporting FY (i.e. FY commencing on or after 1 January 2017) to prepare and submit the Country-by-Country Report to the IRB no later than 12 months after the close of each FY.

Malaysian entities of foreign MNC groups will generally not be required to prepare and file Country-by-Country Reports as the obligation to file will be with the ultimate holding company in the jurisdiction it is tax resident in, However, a notification to the IRB may be required.

United States Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons subject to the alternative minimum tax;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

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INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
●	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

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Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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UNDERWRITING

We have entered into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the underwriters (the “Representative”), with respect to the Units in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Units as indicated below. The underwriters are committed to purchase and pay for all of the Units if any are purchased.

Underwriters	Number of Units
Network 1 Financial Securities, Inc.

Total

The underwriters are offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus if any such Units are taken.

Discount and Expenses

The underwriters have advised us that they propose to offer the Units to the public at the offering price of $___ per Unit. The underwriters may offer the Units to certain dealers at that price less a concession not in excess of $____ per offering price. After this offering, these figures may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Units are offered by the underwriters as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

The table below summarizes the underwriting discount that we will pay to the underwriters. We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance of $___ which is equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Units. In addition, we have agreed to pay up to $100,000 for accountable fees and expenses. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Unit	Total
Public offering price
Underwriting discount(1)
Proceeds, before expenses, to us

(1) Represents an underwriting discount equal to 7.5% per Unit. The fees do not include the Representative’s expense provisions described above.

We estimate that underwriters expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $____. We paid an expense deposit of $50,000 to the Representative upon the execution of letter agreement dated April 15, 2026, between us and the Representative (“Letter Agreement”), and will pay an additional $50,000 upon close. In the event there are any unused expense deposits, they will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Warrant Solicitation Fee

Upon any exercise of the Warrants issued in this offering, we have agreed to pay the Representative a cash fee equal to 6.5% of the aggregate gross proceeds received upon the cash exercise of the Warrants in accordance with the FINRA Rule 5110(g)(10).

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Representative’s Warrant

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of shares of common stock equal to 10.0% of the number of shares of common stock that are part of the Units sold in this offering (‘Representative’s Warrant”).

The Representative’s Warrant will have an exercise price per share of common stock equal to 125% of the public offering price per Unit in this offering and may be exercised for cash or on a cashless basis. The Representative’s Warrant is exercisable after the date of issuance, and will be exercisable until such warrant expire five years after the closing date. The Representative’s Warrant and the shares of common stock underlying the warrant have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up beginning on the commencement date of sales of the public offering pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrant or the shares of common stock underlying the Representative’s Warrant, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrant or the underlying shares for a period of 180 days beginning on the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the Representative’s Warrant at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying common stock. We have also agreed that the Representative Warrant will provide for registration rights in certain cases. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the common stock underlying the Representative’s Warrant at our expense, one additional demand registration at the warrant holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrant will provide for adjustment in the number and price of such warrant and the shares underlying such warrant in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. We will bear all fees and expenses attendant to registering the common stock underlying the Representative’s Warrant, other than any underwriting commissions incurred and payable by the warrant holders. This prospectus also relates to the offering of the common stock issuable upon exercise of the Representative’s Warrants.

Determination of offering price

The public offering price of the Units we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the Units include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Securities Issuance Standstill

We have agreed, for a period of 180 days after the closing of this offering, that neither our Company nor any of our subsidiaries will issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any common stock or common stock equivalents or file any registration statement, or amendment or supplement thereto, with the SEC.

Other

From time to time, the underwriters and/or its affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of its businesses, the underwriters and their affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the underwriters and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Units during and after the offering. Specifically, the underwriters may create a short position in our common stock for its own account by selling more common stock that are part of the Units than we have sold to such underwriters. The underwriters may close out any short position by purchasing common stock in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if the common stock that are part of the Units previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Finally, the underwriters may bid for, and purchase, our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our Units are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to the aggregate losses, claims, damages, liabilities and expenses of such indemnification.

Electronic Offer, Sale, and Distribution of Units

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Units to selling group members for sale to their online brokerage account holders. The Units to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Units on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Units and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

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Potential Conflicts of Interest

The underwriters and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which it may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that it acquire, long, and/or short positions in such securities and instruments.

Right of First Refusal

We have granted the representative a right of first refusal, for a period of twelve (12) months from the closing of the offering, to co-manage any public future public and private equity and debt offering, including all equity linked financings (excluding (i) shares issued under any compensation or stock option plan approved by the Company’s shareholders, (ii) shares issued as consideration of an acquisition or as part of a strategic partnership or transaction and (iii) conventional banking arrangements and commercial debt financing), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, with the Representative receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the purchase price of the Class A subordinate voting share sold in this offering. If the representative fails to accept in writing any such proposal within ten (10) days after receipt of a written notice from us containing such proposal, the representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public of private sale, and the representative shall have the right of first refusal with respect to such revised proposal as set forth above. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Tail Fee

In the event that within six months of the termination of the Letter Agreement we, or any of our affiliates, consummate any public or private financing, or other financing or capital raising transaction of any kind with any party introduced to us directly or indirectly by the underwriters during such period, the Representative will be paid a fee equal to seven and one-half percent (7.5%) of and a non-accountable expense allowance equal to one percent (1.0%) of the consideration.

Stamp Taxes

If you purchase Units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Units, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Units in any jurisdiction where action for that purpose is required. Accordingly, our Units may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Units may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Foreign Regulatory Restrictions on Purchase of our Units

We have not taken any action to permit a public offering of our Units outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Units and the distribution of this prospectus outside the United States.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Fennemore Craig, P.C. and U.S. federal securities law will be passed upon for us by Loeb & Loeb LLP, New York, New York. Legal matters as to Malaysia law will be passed upon for us by Rosli Dahlan Saravana Partnership. Loeb & Loeb, LLP may rely upon by Rosli Dahlan Saravana Partnership with respect to matters governed by Malaysian law. Lewis Brisbois Bisgaard & Smith LLP is acting as U.S. securities counsel for the Underwriter.

EXPERTS

The consolidated financial statements of our company for the year ended December 31, 2025 and 2024 have been incorporated by reference in this prospectus in reliance upon the report of Assentsure PAC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 8-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 13, 2026; and

●	the description of our common stock contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as amended, as filed with the SEC on October 10, 2023.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AGAPE ATP CORPORATION

1705 - 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

Attention: Mr. How Kok Choong

Telephone Number: +603 7984 2160

We maintain a website at https://atpc.com.my/. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. This registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may inspect and copy each of our periodic reports, proxy statements and other information at the SEC’s public reference room, and at the web site of the SEC referred to above.

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AGAPE ATP CORPORATION

[*] Units consisting of One Share of Common Stock

and

One Common Warrant to Purchase One Share of Common Stock

PROSPECTUS

, 2026

Network 1 Financial Securities Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs and expenses payable by the Company in connection with the offerings described in this registration statement are set forth below. The selling stockholders will not bear any portion of such expenses.

SEC registration fee	$1,381
Legal fees and expenses	290,000
Accounting fees and expenses	5,000
Miscellaneous	4,000
Total	$300,381

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 (7) of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation) by reason that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement incurred in connection with such action, suit, or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who is a party to or who is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, against expenses, including amounts paid in settlement and attorneys’ fees incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law or (ii) acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7502(3) of the NRS provides that the provision of discretionary indemnification under Section 7502(1) or Section 7501(2) shall be determined by the Company’s (i) stockholders, (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (iii) by independent counsel.

Section 78.751(1) of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Unless restricted by the articles of incorporation or bylaws, or agreement made by the corporation, Section 78.751 (2) of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel and upon receipt of an undertaking by the officer or director to repay the amounts advanced if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 (2) of the NRS also requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 (3) of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

On February 28, 2025, we entered into certain subscription agreements with certain non-U.S. investors, providing for the sale and issuance of 46,000,000 shares of our common stock, at a price of US$0.50 per share, payable to us in Renminbi at an agreed exchange rate of US$1.00 to RMB7.2501, in reliance on the registration exemptions provided under Regulation S of the Securities Act. Our total gross proceeds from the sale of the shares of our common stock in the Private Placement were $23,000,000.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on July 20, 2026.

AGAPE ATP CORPORATION

By:	/s/ How Kok Choong
Name:	How Kok Choong
Title:	Chief Executive Officer, President, Director Chief Operating Officer, Chairman of the Board of Directors and Secretary (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints How Kok Choong and Lee Kam Fan Andrew, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ How Kok Choong	Chief Executive Officer, President, Director Chief Operating Officer, Chairman of the Board of Directors and Secretary	July 20, 2026
Name: How Kok Choong	(Principal Executive Officer)

/s/ Lee Kam Fan, Andrew	Chief Financial Officer	July 20, 2026
Name: Lee Kam Fan, Andrew	(Principal Financial and Accounting Officer)

/s/ Wilfrendo Fernando Cortizo		July 20, 2026
Name: Wilfrendo Fernando Cortizo	Executive Director

/s/ Ramesh Ruben Louis		July 20, 2026
Name: Ramesh Ruben Louis	Independent Director

/s/ Ni Luh Dharma Kerti Natih		July 20, 2026
Name: Ni Luh Dharma Kerti Natih	Independent Director

/s/ Kadende Kaiser Rose Marie		July 20, 2026
Name: Kadende Kaiser Rose Marie	Independent Director

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1*	Amended Article of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

3.2*	Certificate of Change filed with the Secretary of State of the State of Nevada on February 6, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 10, 2025)

3.3*	Certificate of Amendment filed with the Secretary of State of the State of Nevada on February 6, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 10, 2025)

3.4*	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended, filed on October 26, 2017)

4.2*	Form of Representative Warrant

4.3*	Form of Common Stock Purchase Warrant

5.1**	Opinion of Fennemore Craig, P.C.

10.1*	Subscription Agreement, dated February 28, 2025, by and among Agape ATP Corporation and the investors thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2024)

10.2*	Direct Sales Licence of Agape Superior Living Sdn Bhd issued by Ministry of Domestic Trade and Consumer Affairs, dated March 18, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.3*	Tenancy Agreement between Canggih Pesaka Sdn Bhd and Agape Superior Living Sdn Bhd, dated July 11, 2023 for Lot 1605-1606 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.4*	Tenancy Agreement between Canggih Pesaka Sdn Bhd and Agape Superior Living Sdn Bhd, dated May 24, 2023 for Lot 1705-1708 (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.5*	Tenancy Agreement between Banjaran Purnama Sdn Bhd and Agpae Superior Living Sdn Bhd, dated November 12, 2024 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.6*	Tenancy Agreement between See Li Chiann and Agape Superior Living Sdn Bhd and Terence W Tulus, dated October 1, 2023 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.7*	Tenancy Agreement between DSY Wellness & Longevity Center Sdn Bhd and DSY Wellness International Sdn Bhd, dated July 1, 2024 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.8	Investment Management Agreement between the Company and Bicheng Investment Management (Beijing) Co., Ltd. dated March 11, 2025

21.1*	List of subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Amendment No. 3 to Form S-1 filed on May 10, 2022)

23.1	Consent of Assentsure PAC, Independent Registered Public Accounting Firm

23.2	Consent of by Rosli Dahlan Saravana Partnership

24.1*	Power of Attorney (see the signature page to this Registration Statement on Form S-1)

107*	Filing Fee Table

* Previously filed

**To be filed by amendment

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